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RICHARDSON ELECTRONICS, LTD.
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RICHARDSON ELECTRONICS, LTD.
40W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 7, 2014

Dear Stockholders:

On behalf of the Board of Directors and Management of Richardson Electronics, Ltd., I cordially invite you to attend the 2014 Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, October 7, 2014, at 2:00 p.m. Central Time, at our corporate headquarters at 40W267 Keslinger Road, LaFox, Illinois.
The purpose of the Annual Meeting is to consider and vote on the following matters:

1.	The election of six directors nominated by Richardson’s Board of Directors for a term expiring at the 2015 Annual Meeting (Proposal 1);

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015 (Proposal 2);

3.	To approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3);

4.	To approve an amendment to the 2011 Long-Term Incentive Plan to increase the number of shares available under the plan (Proposal 4);

5.	To approve the Amended and Restated Certificate of Incorporation to reduce the number of authorized shares (Proposal 5); and

6.	To act upon any other business that may properly come before the meeting or at any adjournment or postponement thereof.

We currently are not aware of any other matters scheduled to come before the Annual Meeting. All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of August 14, 2014, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote via the Internet, telephone or by mail before the Annual Meeting or in person at the Annual Meeting. For specific instructions, please refer to the accompanying proxy card.

This year we are again taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to stockholders via the Internet. We sent notices of Internet availability of proxy materials to holders of our common stock as of the record date on or about August 28, 2014. The notice describes how you can access our proxy materials beginning on August 28, 2014.

By Order of the Board of Directors,
EDWARD J. RICHARDSON
Chairman of the Board, Chief Executive Officer and President

PROXY STATEMENT

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

ANNUAL MEETING INFORMATION
General

The Board of Directors of Richardson Electronics, Ltd. (the “Company,” “we,” “our” or “us”) is soliciting your proxy for the Annual Meeting of Stockholders to be held at our corporate headquarters located at 40W267 Keslinger Road, LaFox, Illinois 60147-0393, on Tuesday, October 7, 2014, at 2:00 p.m. Central Time, and at any and all adjourned or postponed sessions of the Annual Meeting. On or about August 28, 2014, we mailed our stockholders of record a notice of Internet availability of proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended May 31, 2014. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy by mail by following the instructions in the notice.

Record Date and Quorum

Stockholders of record at the close of business on August 14, 2014, the record date, are entitled to notice of and to vote their shares at the Annual Meeting. At the record date, 11,806,173 shares of our common stock, and 2,190,644 shares of our Class B common stock were issued and outstanding. The common stock is listed for trading on the NASDAQ Global Market under the symbol RELL. The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares of common stock and Class B common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur when a broker indicates on a proxy card that it is not voting on a matter) are considered as shares present at the Annual Meeting for the purpose of determining a quorum.

How to Vote

Stockholders can simplify their voting and reduce Company expenses by voting by telephone or via the Internet. If you vote by telephone or Internet, you do not need to mail back your proxy card. Telephone and Internet voting information is provided on your proxy card. A control number located on the proxy card is designed to verify your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded.

If your shares are held in the name of a bank or broker, you should follow the voting instructions you receive from the bank or broker. The availability of telephone or Internet voting will depend on your bank or broker’s voting process. If you choose not to vote by telephone or Internet, please return your proxy card properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card.

The election of directors (Proposal 1); the non-binding advisory vote on executive compensation (Proposal 3); the approval of the amendment to the 2011 Long-Term Incentive Plan (Proposal 4); and the approval of the Amended and Restated Certificate of Incorporation (Proposal 5) are “non-discretionary” matters. Therefore, your broker may not vote your shares with respect to these items unless it receives your voting instructions, and if it does not, those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in street name by a bank or broker that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your proxy card is signed and returned without specifying choices, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each matter in this Proxy Statement.

The Board of Directors recommends that you vote:

•	FOR the election of each director nominee (Proposal 1);

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015 (Proposal 2);

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers
(Proposal 3);

•	FOR the approval of an amendment to the 2011 Long-Term Incentive Plan (Proposal 4); and

•	FOR the approval of the Amended and Restated Certificate of Incorporation (Proposal 5).

The Company knows of no other matters scheduled to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters at the discretion of the persons named as proxies, except proxies that are marked to deny discretionary authority.

We encourage you to vote your shares in advance of the Annual Meeting date even if you plan on attending the Annual Meeting.

Vote Required, Abstentions and Broker Non-Votes

Holders of common stock are entitled to one vote for each share of common stock held on the record date, and holders of the Class B common stock are entitled to ten votes for each share of Class B common stock held on the record date.

If a quorum is present at the Annual Meeting, the six candidates for director who receive the highest number of affirmative votes will be elected. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated. Stockholders are not entitled to cumulate votes for the election of directors.

The affirmative vote of shares representing a majority in voting power of the Company’s common stock present in person or represented by proxy at the meeting and entitled to vote is necessary for approval of proxy Proposals 1, 2, 3, and 4. The affirmative vote of shares representing: (1) a majority in voting power of the Company’s common stock entitled to vote thereon, voting as a single class; (2) a majority of the issued and outstanding shares of common stock, voting as a separate class; and (3) a majority of the issued and outstanding shares of Class B common stock, voting as a separate class, is necessary for approval of proxy Proposal 5. Proxy cards marked as abstentions on Proposal 1, 2, 3, 4, and 5 will not be voted and will have the effect of a negative vote. Please note that a broker or other nominee will not be permitted to vote your shares on Proposals 1 (election of directors); or 3 (approval of executive compensation); 4 (approval of amendment to the Long-Term Incentive Plan) and 5 (approval of the Amended and Restated Certificate of Incorporation); absent specific instructions from you. Broker non-votes on Proposals 1, 3, and 4 will have no effect on the proposals, but broker non-votes on Proposal 5 will have the effect of a negative vote. Because Proposal 2 is a routine proposal on which a broker or other nominee generally has discretionary authority to vote, we do not expect any broker non-votes on Proposal 2.

Revocability of Proxies

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy given or change your vote cast, by telephone or the Internet, you must do so by telephone or the Internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on October 6, 2014.

Proxy Solicitation

We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may also solicit proxies personally or by telephone, e-mail or other means.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect six directors to serve on our Board of Directors until the next annual meeting, or until their successors are elected and shall have qualified, subject to their earlier death, resignation or removal as permitted by law. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the six persons receiving the greatest number of votes will be elected as directors and votes that are withheld will have no effect.

Our Board of Directors, acting through our Nominating Committee, is responsible for nominating a slate of directors that collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board.

The Nominating Committee has recommended Edward Richardson, Jacques Belin, James Benham, Kenneth Halverson, Scott Hodes and Paul Plante, as nominees for election at the Annual Meeting.

We believe that each of our nominees has professional experience in areas relevant to our strategy and operations. All of our directors have managerial experience and are accustomed to dealing with complex problems. We also believe each of our nominees has other attributes necessary to create an effective Board, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on our Board and its committees, and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led the Nominating Committee and the Board to conclude that each individual should be nominated to serve as a director of the Company.
Jacques Belin, age 63, served as Managing Director of Thales Components and Subsystems from 2000 to 2011. He retired in 2011. Prior to that he served in multiple capacities including Quality and Production Engineer, Operations Manager and Factories Manager. In addition, Mr. Belin was heavily involved at Thales in areas including strategy, sales and marketing, and administration. Mr. Belin holds an engineering degree from Ecole Centrale in Paris. His entire career has been devoted to the electron tube and subsystems business. We believe Mr. Belin’s vast experience in the industry and knowledge of other advanced power generation, microwave, and detection technologies will be highly beneficial to the Company.
James Benham, age 69, has served as a Technical and Marketing Consultant to the Night Vision and Microwave Devices Industries since March, 2013. He retired in March, 2013 after 46 years in Defense Electronics. Prior to his retirement, Mr. Benham was the President of L-3 Communications Narda West Division in Folsom, CA from 2011 to 2013. For the previous 16 years, he was President of the Electron Devices Division of L-3 Communications. Mr. Benham received his BS in Chemistry from the State University of New York, and an MBA from Lynchburg College in Lynchburg, Virginia. He has also completed executive development programs at The Wharton School of the University of Pennsylvania, Harvard Business School and Stanford University. Additionally, Mr. Benham holds a patent in the night vision field. We believe Mr. Benham’s 45+ years of technology development, engineering and management experience will be a major asset to the future of the Company.

Kenneth Halverson, age 63, is currently a consultant with Halverson Consulting, LLC since 2009. Previously, he was Senior Vice President from 1999 to 2009 with MedAssets, Inc., one of the largest Group Purchasing Organizations in the country. MedAssets provides service to thousands of hospitals helping them to reduce their overall expenses. Mr. Halverson was with Comdisco Inc. from 1984 to 1999, acting as Senior Vice President and President of the Healthcare Group, which leased imaging and clinical equipment as well as refurbished and remarketed imaging equipment. Mr. Halverson holds an MBA in Finance from Northwestern University’s Kellogg School of Management and has held various executive positions with technology and healthcare companies throughout his career. We believe Mr. Halverson’s extensive experience with healthcare companies as well as his background in technology and finance will enable him to provide valuable insight into the Company’s strategy.

Scott Hodes, age 77, has been a director of the Company since 1983 and has served as our lead director since 2011. Mr. Hodes is Senior Counsel at Bryan Cave LLP where he was a partner from January 2004 to March 2009. From 1992 until 2004, Mr. Hodes was a partner with the law firm of McGuire Woods Ross & Hardies LLP and its predecessor firm Ross & Hardies LLP. Among his numerous leadership positions in business and community organizations, he is currently a director of the Better Government Association. We believe Mr. Hodes’ qualifications to serve on our Board of Directors include his experience gained as legal counsel for numerous publicly traded and private companies as a practicing lawyer for more than 50 years.

Paul J. Plante, age 56, has provided business consulting services to the electronics industry since 2008 and has been a director since 2011. Prior to that time he was Vice President, Medical Industry Solutions, for the Kimball Electronics Group from February 2007 until May 2008, after the purchase by Kimball Electronics of Reptron Electronics, Inc. From February 2004 to February 2007, Mr. Plante was President and Chief Executive Officer and a member of the Board of Directors of Reptron Electronics, Inc., a publicly held provider of electronics manufacturing services with a focus on the medical industry. From 1994 until 2004 he served as the President and Chief Operating Officer of Reptron. Mr. Plante negotiated and led Reptron Electronics, Inc. through a successful pre-arranged Chapter 11 reorganization period that strengthened the company’s balance sheet and liquidity with no significant loss of customers, employees, or suppliers. Prior to 1994, he was the Chief Financial Officer at Reptron and at K-Byte, Inc., a Michigan based software developer and electronics manufacturer. Mr. Plante has a degree in accounting and has been a licensed certified public accountant. We believe Mr. Plante is financially literate and qualifies as an “audit committee financial expert” under SEC rules. Mr. Plante’s qualifications to serve on our Board of Directors include his significant experience in the electronics industry, his experience managing electronics manufacturing companies and his extensive financial knowledge. Mr. Plante also serves as a director of Sigmatron International.

Edward J. Richardson, age 72, has been a director of the Company since 1965. He is currently the Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Company. Mr. Richardson has been employed by the Company in various capacities since 1961. We believe Mr. Richardson’s qualifications to serve on our Board of Directors include his position as our Chief Executive Officer for over 37 years and his unique ability to bring historic knowledge and continuity to the Board.

The Company knows of no reason why any of the nominees for director would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.

Our Board of Directors recommends that you vote “FOR” the election of each director nominee.

CORPORATE GOVERNANCE
Independence of Directors

The Board of Directors has determined that Messrs. Benham, Halverson, Hodes, and Plante, are independent as defined by NASDAQ listing standards. All members of the Audit, Compensation & Governance, and Nominating Committees, are independent in accordance with applicable laws and NASDAQ rules for members of such committees.

Board Leadership Structure

The Company has no fixed policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined, with this decision being made based on the best interests of the Company and its stockholders considering the circumstances at the time. Currently, these roles are combined with Mr. Richardson serving as both the Chairman of the Board and the Chief Executive Officer. Mr. Richardson possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business, and is responsible for the day-to-day operations of the Company. Therefore, the Board believes that Mr. Richardson is best positioned to efficiently develop agendas that ensure that the Board's time and attention are focused on the most critical matters and to execute strategic plans effectively, especially given the relatively small size of the Company's Board.

At the selection of the Board, Mr. Hodes, who is an independent director, has served as lead director since 2011. The lead director acts as a key liaison with the Chief Executive Officer, assists the Chairman of the Board in setting the Board agenda, chairs executive sessions of the Board, and communicates Board member feedback to the Chief Executive Officer. In addition, the Company's non-management directors meet in regularly scheduled executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The Board believes this approach appropriately and effectively complements the combined role of Chairman of the Board and Chief Executive Officer.

Board and Committee Information

During our last fiscal year, the Board of Directors held five meetings, of which two were teleconference meetings. Each director attended at least 75% of the aggregate number of such meetings and meetings of the committees on which he served. Although we have no formal policy about attendance at the Annual Meeting of Stockholders by our directors, it is encouraged. Last year, all directors attended the Annual Meeting.

During our last fiscal year, the Board of Directors had four standing committees: the Audit Committee, Compensation & Governance Committee, Executive Committee, and Nominating Committee.

During our last fiscal year, the members and chair of each committee were as follows:

Director	Audit	Compensation	Executive	Nominating
Kenneth Halverson	✓	✓		✓
Scott Hodes	✓	✓	✓	✓(Chair)
Paul Plante	✓(Chair)	✓(Chair)		✓
Edward Richardson			✓(Chair)

Executive Committee. The Executive Committee did not meet during the last fiscal year. This committee may exercise all authority of the Board of Directors in the management of the Company during the interval between meetings of the Board of Directors, except as otherwise provided in our by-laws or by applicable law.

Audit Committee. The Audit Committee held four meetings during the last fiscal year. This committee meets for the purpose of engaging and discharging the independent auditors (or recommending such actions), directing and supervising special investigations, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of our procedures for internal auditing, approving each professional service provided by the independent auditors prior to the performance of such services, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees for the independent auditors and reviewing the adequacy of the issuer’s system of internal accounting controls and such other matters relating to our financial affairs and accounts as required by law or regulation or as it deems desirable or as the Board of Directors may assign to it. The Board of Directors has determined that the composition and functioning of the committee complies with the rules of the SEC and NASDAQ, including that each of its members is independent, as that term is defined in NASDAQ rules, and that one of its members, Mr. Plante, qualifies as an “Audit Committee Financial Expert,” as that term is defined in SEC rules. The Audit Committee has adopted a written charter approved by the Board of Directors. A copy of the charter is available on our website at www.rell.com.

The Audit Committee’s report begins on page 13.

Compensation & Governance Committee. The Compensation & Governance Committee (the “Compensation Committee”) held ten meetings in the last fiscal year. The committee is comprised of three independent directors, and the Board of Directors has determined that the composition and functioning of this committee complies with the applicable NASDAQ and SEC requirements.

The committee’s responsibilities include:

•
Establishing, reviewing, and approving the base salary, non-equity incentive compensation, perquisites, and any other forms of non-equity compensation for our Chairman and Chief Executive Officer and for our executive officers;

•	Reviewing and monitoring our incentive compensation and retirement plans and performing the duties imposed on the Committee by the terms of those plans;

•
Administering our incentive compensation plans, including determining the employees to whom stock options and stock awards are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised;

•	Developing and reviewing the Company’s Corporate Governance Guidelines; and

•	Performing other duties deemed appropriate by the Board of Directors.

The Compensation Committee chairman reports the committee’s recommendations on executive compensation to the Board of Directors. Our Human Resources Department supports the committee and is delegated authority to fulfill certain administrative duties regarding compensation programs. The Compensation Committee has authority to retain, approve fees for, and terminate consultants as it deems necessary to assist in the fulfillment of its duties and responsibilities. The committee has adopted a written charter which is available on our website at www.rell.com.

The Compensation Committee report is on page 20.

Nominating Committee. The Nominating Committee met once during the last fiscal year. In considering whether to recommend any particular candidate for inclusion on the Board of Directors’ slate of recommended director nominees, the Nominating Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The committee believes that the background and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will best allow the Board of Directors to fulfill its responsibilities.

Management and the Directors submit candidates for nomination for election to the Board of Directors and for committee consideration. With respect to the election of director nominees at the Annual Meeting, the Nominating Committee recommended the Board nominate each of the six directors currently serving on the Board.

The Company does not have a policy regarding the consideration of diversity in identifying director nominees. The committee has not adopted a written charter. The Company is utilizing the "Controlled Company" exemption pursuant to Nasdaq Rule 5615(c) for purposes of the Nominating Committee Charter Requirement. The determination is based on the fact that Mr. Richardson has over 60% of the voting rights.

Stockholders may also submit names of candidates for consideration by the Nominating Committee, provided that such submissions must be received by the Board of Directors no later than the July 1st immediately preceding the annual meeting of stockholders. Stockholders may also nominate a candidate or candidates for election as a director at the annual meeting at which directors are elected.

Board Role in Risk Oversight

Non-management Directors meet regularly in executive sessions without management. Executive sessions are held during each regularly scheduled meeting and the Company’s lead director presides over these sessions.

The Board and each of the Audit, Nominating, and Compensation Committees conduct annual self-evaluations, as contemplated by the Company’s Governance Principles and the charters of such Board Committees.

While the Company's management is responsible for day-to-day management of various risks facing the Company, the Board of Directors is responsible for evaluating the Company's exposure to risk and to monitor the steps management has taken to assess and control risk. In addition, the Board has delegated oversight of certain categories of risk to the Audit and Compensation Committees. The Audit Committee oversees risks related to the integrity of the Company’s financial statements and financial reporting, and the Compensation Committee oversees risks related to the Company’s compensation plans and practices. In performing their oversight responsibilities, the Board receives periodic reports from the Chief Executive Officer and other members of senior management on areas of risk facing the Company. The Audit and Compensation Committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.

Compensation of Directors

Non-employee directors receive a quarterly retainer of $4,500 and meeting fees of $1,000 for each Audit Committee meeting and $750 for other Board and committee meetings. The Chairman of the Audit Committee receives an additional quarterly retainer of $1,500.

Upon joining the Board, new directors receive a grant of 25,000 stock options that vest over five years. After the five-year period, directors receive an annual grant of 5,000 stock options that are fully vested on the date of grant.

Employee directors receive no additional compensation related to their service on our Board of Directors.

COMPENSATION OF DIRECTORS
Director Compensation Table

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation ($)	Total ($)
Edward J. Richardson	—	—	—	—
Jacques Belin	15,000	14,693	—	29,693
James Benham	15,000	14,693	—	29,693
Kenneth Halverson	19,250	14,693	—	33,943
Scott Hodes	31,250	17,900	—	49,150
Paul Plante	37,750	31,212	—	68,962

(1)
Amounts represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2014 for the fair value of stock options granted to each director in fiscal 2014, in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 718, and do not correspond to the actual value that will be recognized by each director. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note 4, Significant Accounting Policies - Share-Based Compensation, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2014, filed with the SEC on July 25, 2014.

(2)	The aggregate number of options granted in fiscal 2014 to directors was 80,000 and all were outstanding at fiscal year end.

EXECUTIVE OFFICERS

The following are our executive officers as of August 19, 2014:

Name	Age	Position
Edward J. Richardson	72	Chairman, Chief Executive Officer, Chief Operating Officer and President
Wendy S. Diddell	49	Executive Vice President, Corporate Development & General Manager, Canvys
Kathleen S. Dvorak	57	Executive Vice President, Chief Financial Officer and Chief Strategy Officer
James M. Dudek, Jr.	42	Corporate Controller and Chief Accounting Officer
Kathleen M. McNally	54	Senior Vice President, Global Supply Chain

Mr. Richardson has been employed by the Company since 1961, holding several positions during this time. He was Chairman of the Board, Chief Executive Officer and President from September 1989 until November 1996. Since that time, Mr. Richardson has continued to hold the offices of Chairman of the Board and Chief Executive Officer. In April 2006, he also became President and Chief Operating Officer, and in June 2009 he also became the General Manager of the Electron Device Group.

Ms. Diddell has been Executive Vice President, Corporate Development since June 2007. In June 2009, she also assumed the role of General Manager of our Canvys business. Prior to June 2007, Ms. Diddell was Executive Vice President and General Manager of our Security Systems Division since February 2006. Prior to that, Ms. Diddell was employed as a management consultant for the Security Systems Division since July 2003 and Vice President and General Manager of the Security Systems Division since June 2004.

Ms. Dvorak has been Executive Vice President, Chief Financial Officer and Chief Strategy Officer since November 2007. Ms. Dvorak has since assumed responsibility for Information Systems, Legal and Human Resources. Prior to joining us, Ms. Dvorak was employed by United Stationers Inc. as Senior Vice President and Chief Financial Officer from 2001 to 2007, Senior Vice President Investor Relations and Financial Administration from 2000 to 2001.
Mr. Dudek has been Controller and Chief Accounting Officer since December 2007. Prior to that, Mr. Dudek was Senior Director, Financial Reporting with Career Education Corporation from September 2006 to November 2007 and Director of Accounting from February 2004 to August 2006. Prior to that, Mr. Dudek was with ConAgra Refrigerated Foods Group from September 1999 to February 2004, serving as Retail Sales Controller from May 2002 to February 2004, and prior to that he held various positions within the Corporate Financial Planning department from September 1999 to September 2002.
Ms. McNally has been Senior Vice President, Global Supply Chain, since 2009. Previously she served as Senior Vice President of Marketing Operations and Customer Support from 2000 to 2009 and as Vice President and Corporate Officer of Marketing Operations from 1989 until 2000. Prior to that, she held various positions within the marketing department since joining the Company in 1979.

Executive officers are elected annually by the Board of Directors at the time of the annual stockholders meeting and serve until their earlier resignation, death or removal.

PRINCIPAL STOCKHOLDERS

The following table shows the number of shares of common stock and Class B common stock beneficially owned by (1) each director, (2) each of our Named Executive Officers, (3) all directors and executive officers of the Company as a group, and (4) each other person who is known by us to beneficially own more than 5% of our common shares. Percent of Class and Percent of Total Voting Rights are based on 13,996,817 shares outstanding as of August 14, 2014.

	Shares of Common Stock (1)		Percent of Class	Shares of Class B Common Stock (2)	Percent of Class B Common Stock	Percent of Total Voting Rights
Directors:
Jacques Belin	5,000	(3)	*	—	*	*
James Benham	5,000	(4)	*	—	*	*
Kenneth Halverson	5,000	(5)	*	—	*	*
Scott Hodes	103,424	(6)	*	3,712	*	*
Paul J. Plante	15,000	(7)	*	—	*	*
Edward J. Richardson	2,212,966	(8)	15.8%	2,162,966	98.7%	64.2%
Non-Director Named Executive Officers:
Wendy S. Diddell	58,000	(9)	*	—	*	*
Kathleen S. Dvorak	83,000	(10)	*	—	*	*
Kathleen M. McNally	48,656	(11)	*	—	*	*
James M. Dudek, Jr.	13,603	(12)	*	—	*	*
All Executive Officers and Directors as a Group (10 persons)	2,549,649	(13)	18.2%	2,166,678	98.9%	64.5%
Other Beneficial Owners:
Gates Capital Management, Inc.	2,852,186	(14)	20.4%	—	—	8.5%
RGM Capital	1,165,131	(15)	8.3%	—	—	3.5%
Dimensional Fund Advisors LP	1,162,355	(16)	8.3%	—	—	3.4%
Royce & Associates LLC	1,000,649	(17)	7.1%	—	—	3.0%

*	Less than 1%.

(1)
Except as noted, beneficial ownership of each of the shares listed is comprised of both sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the director or officer.

(2)	Common stock is entitled to one vote per share, and Class B common stock is entitled to ten votes per share.

(3)	Includes 5,000 shares of common stock to which Mr. Belin holds stock options exercisable within 60 days

(4)	Includes 5,000 shares of common stock to which Mr. Benham holds stock options exercisable within 60 days

(5)	Includes 5,000 shares of common stock to which Mr. Halverson holds stock options exercisable within 60 days

(6)
Includes 3,712 shares of common stock which would be issued upon conversion of Mr. Hodes’ Class B common stock and 50,000 shares of common stock to which Mr. Hodes holds stock options exercisable within 60 days.

(7)	Includes 15,000 shares of common stock to which Mr. Plante holds stock options exercisable within 60 days.

(8)
Includes 2,162,966 shares of common stock which would be issued upon conversion of Mr. Richardson’s Class B common stock and 50,000 shares of common stock to which Mr. Richardson holds stock options exercisable within 60 days. Mr. Richardson has pledged 491,000 of his shares of Class B common stock as security to JP Morgan Chase Bank to secure a personal loan. The full Board evaluated the risk of significant pledging of stock. As this is a small percentage of his total holdings, the Board did not deem this to be material or represent a risk to the Company.

(9)	Includes 58,000 shares of common stock to which Ms. Diddell holds stock options exercisable within 60 days.

(10)	Includes 73,000 shares of common stock to which Ms. Dvorak holds stock options exercisable within 60 days.

(11)	Includes 41,500 shares of common stock to which Ms. McNally holds stock options exercisable within 60 days.

(12)	Includes 12,600 shares of common stock to which Mr. Dudek holds stock options exercisable within 60 days.

(13)	Includes 2,162,966 shares of common stock issuable on conversion of Class B common stock and 365,100 shares of common stock issuable upon options exercisable within 60 days.

(14)
Information disclosed in this table is as of June 30, 2014, and was obtained from a Form 13F filed with the SEC. The address for Gates Capital Management, Inc. is 1177 Avenue of the Americas, 46th Floor, New York, NY 10036.

(15)	Information disclosed in this table is as of June 30, 2014, and was obtained from a Form 13F filed with the SEC. The address for RGM Capital is 9010 Strada Stell Court, Suite 105, Naples, FL 34109.

(16)
Information disclosed in this table is as of June 30, 2014, and was obtained from a Form 13F filed with the SEC. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas, 78746.

(17)	Information disclosed in this table is as of June 30, 2014 and was obtained from a Form 13F filed with the SEC. The address for Royce & Associates LLC is 745 Fifth Avenue, New York, NY, 10151.

PROPOSAL 2 - RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee expects to engage Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending May 30, 2015.

Although the Audit Committee is not required to do so, it is submitting its expected selection of our independent registered public accounting firm for ratification at the Annual Meeting in order to ascertain the views of our stockholders. The Audit Committee will not be bound by the vote of the stockholders; however, if the proposed selection is not ratified, the Audit Committee would reconsider its selection.

One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.

Our Board of Directors recommends that you vote “FOR” the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015.

AUDIT MATTERS
Audit Committee Report

The Audit Committee of the Board of Directors is comprised of directors that are “independent” as defined under the current NASDAQ listing standards and Rule 10A-3 under the Exchange Act. The Audit Committee has a written charter that has been approved by the Board of Directors. A copy of the charter is available on our website at www.rell.com.

The Audit Committee’s members are not professionally engaged in the practice of accounting or auditing, and they necessarily rely on the work and assurances of the Company’s management and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the process of internal control over financial reporting. The independent registered public accounting firm of Ernst & Young LLP (“EY”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the conformity of such audited financial statements with United States generally accepted accounting principles. In addition, the Company’s independent registered public accounting firm is responsible for auditing as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended May 31, 2014 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with EY the matters required to be discussed by PCAOB Auditing Standard No. 16.

The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board, regarding communications concerning independence and has discussed with EY its independence from the Company. The Audit Committee further considered whether the provision of non-audit related services by EY to the Company is compatible with maintaining the independence of EY with the Company. The Audit Committee has also discussed with management of the Company and EY such other matters and received assurances from them as it deemed appropriate.

The Company’s internal auditors and EY discussed with the Audit Committee the overall scope and plans for their respective audits. The Audit Committee meets regularly with the internal auditors and EY, with and without management present, to discuss the results of their reviews, the evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s accounting.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Audited Financial Statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2014, for filing with the SEC.

Audit Committee of the Board of Directors
Paul Plante, Chairman
Kenneth Halverson
Scott Hodes

Independent Auditor’s Fees

The following table sets forth the aggregate fees billed for each of the last two years for professional services rendered by our principal registered public accounting firm for the respective years.

	2014	2013
Audit Fees (1)	$869,000	$843,177
Audit-Related Fees	—	—
Tax Fees(2)	—	75,000
All Other Fees	—	—
Total	$869,000	$918,177

(1)
Audit Fees were for professional services rendered for the audits of our annual financial statements included in our Forms 10-K for the fiscal years ended May 31, 2014 and June 1, 2013. The reviews of the financial statements included in our quarterly reports on Forms 10-Q during such fiscal years, statutory audits for certain of our non-U.S. subsidiaries, and audit of our internal controls over financial reporting.

(2)	Tax Fees of $75,000 in 2013 were for tax consulting services.

Audit Fees are reviewed and specifically approved by the Audit Committee on an annual basis. The Audit Committee has established formal policies and procedures for the pre-approval of audit-related, tax and other fees. These procedures include a review and pre-approval of an annual budget covering the nature of an amount to be expended for auditor services by specific categories of services to be provided. The Audit Committee pre-approved all Tax Fees shown above pursuant to its established policies and procedures.

RELATED PARTY TRANSACTIONS

Pursuant to our Code of Conduct, related party transactions involving directors, executive officers or their immediate family members must be reviewed and approved by our Board of Directors prior to the Company entering into such transactions. Our Code of Conduct generally describes a prohibited related party transaction as one that would adversely influence an employee or director in the performance of his or her duties to the Company or one that is inconsistent with or opposed to the best interests of the Company. The Code of Conduct contains many standards and examples of potentially prohibited related party transactions, but the Board of Directors retains the discretion to determine whether each potential transaction is consistent with the standards described in the Code of Conduct. Other than the broad standards outlined in the Code of Conduct, we do not have written standards for reviewing and evaluating potential related party transactions. However, Directors may consider any factors that they deem consistent with their fiduciary duties to stockholders.

During fiscal 2014, there were no related party transactions between the Company and our directors, executive officers, or their immediate family members.

COMPENSATION DISCUSSION AND ANALYSIS

We believe that the performance and contribution of our executive officers are critical to the success of the Company. To attract, retain and motivate our executives to accomplish our business strategies, we have implemented executive compensation programs providing executives with the opportunity to earn compensation that reward strong performance and creation of stockholder value.

Objectives

The fundamental objectives of our executive compensation programs are to:

•	Attract and retain highly qualified executives by providing total compensation that is internally equitable and externally competitive;

•	Motivate executives by providing performance-based incentives to achieve our annual financial goals and long-term business strategies; and

•
Align the interests of executives with those of stockholders by rewarding our executives for individual and corporate performance measured against our goals and plans and by granting stock options and other equity-based compensation.

To achieve our compensation objectives, we use both annual cash compensation, which includes a base salary and an annual cash incentive plan, and time-based equity awards. When making compensation decisions, the various elements of compensation are evaluated together, and the level of compensation opportunity provided for one element may impact the level and design of other elements. We attempt to balance the total executive compensation program to promote the achievement of both current and long-term performance goals.

The Compensation Committee reviews and analyzes our executive compensation policies, programs, and practices regularly in light of these objectives and our financial performance to ensure that our compensation practices are appropriately configured to achieve these objectives.

Say on Pay Feedback from Stockholders

A primary focus of our Compensation Committee is whether the Company’s executive compensation program serves the best interests of the Company’s stockholders. As part of its ongoing review of our executive compensation program, the Compensation Committee considered the affirmative stockholder advisory vote on executive compensation (“say on pay”) at the Company’s 2013 Annual Meeting, where a significant majority of our stockholders approved the compensation program described in the proxy statement for that meeting. The Compensation Committee determined that the Company’s executive compensation philosophy, objectives and elements continue to be appropriate. In 2014, the Company aligned its CEO and executive management team on a single incentive plan with four defined metrics.

Named Executive Officers

For fiscal 2014, our Named Executive Officers were as follows:

Executive Name	Title
Edward J. Richardson	Chairman, Chief Executive Officer and President
Wendy S. Diddell	Executive Vice President, Corporate Development & General Manager, Canvys
Kathleen S. Dvorak	Executive Vice President, Chief Financial Officer, and Chief Strategy Officer
James M. Dudek, Jr.	Corporate Controller and Chief Accounting Officer
Kathleen M. McNally	Senior Vice President, Global Supply Chain

Establishing Executive Compensation

Role of the Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors with respect to executive compensation. Its role is to review and approve the Company’s compensation programs, policies and practices with respect to its executive officers. The Compensation Committee assists the Board in evaluating the performance of the Chief Executive Officer, which is generally conducted during executive sessions of the Board. The committee also reviews the Chief Executive Officer’s evaluation of the performance of the other executive officers in order to determine the base compensation and annual cash bonus opportunities for the executive officers.

The committee also administers the Company’s incentive compensation plans and, in such capacity, determines equity compensation for its executive officers in the form of awards of stock, restricted stock, and stock options to support the objectives of its compensation programs. The Compensation Committee did not retain a compensation consultant during fiscal 2014.

Role of Management. The Chief Executive Officer (CEO) assists the Compensation Committee in reaching compensation decisions by developing recommended compensation for the executive officers. The CEO also develops performance objectives for each executive officer. The CEO meets with each executive officer formally on an annual basis to review past performance and to discuss performance objectives for the following year.

The Company’s Chief Financial Officer (CFO) also serves as its Chief Human Resources Officer. In connection with the structure and amount of the Company’s executive officer compensation, the CFO advises the CEO regarding the Company’s financial performance and, in her capacity as Chief Human Resources Officer, the compensation for its non-executive officer employees. The Compensation Committee consults with the CEO to ensure that executive officer compensation will achieve the Company’s annual financial goals and long-term business plans.

During fiscal 2014, the committee did not analyze executive compensation at any group of peer companies as a 3% merit increase was given to all Named Executive Officers except for Ms. Diddell, who received an increase of 19.3% reflecting an internal equity adjustment.

Role of Employment Agreements. The Company considers employment agreements to be an important part of recruiting and retaining qualified executive officers. All of the Named Executive Officers, other than Mr. Richardson and Ms. McNally, have entered into employment agreements. The employment agreements with each of the Named Executive Officers establish initial base compensation and ongoing annual cash bonus opportunity as a percentage of base compensation. These employment agreements are described in further detail on page 25. Due to his substantial equity stake in the Company, the Compensation Committee does not believe that an employment agreement with Mr. Richardson is necessary to achieve the retention goals served by employment agreements with most of the other Named Executive Officers.

Role of Compensation Benchmarking. One of the fundamental objectives of the Company’s compensation program is that total compensation be externally competitive. To achieve this objective, from time to time the Company obtains data to compare its executive compensation against executive compensation at other companies. In fiscal years when such data is not obtained, the CEO and the Compensation Committee rely on publicly available information related to competitive compensation, internal equity, and general market trends in executive compensation.

Generally, the Compensation Committee uses data from public sources to determine whether the market for executive compensation has changed significantly. If the Compensation Committee believed the market had changed significantly, then it would instruct the CEO to commission a study of executive compensation at certain comparable companies for purposes of evaluating the Company’s compensation arrangements. If the Compensation Committee does not believe the market has changed significantly, then the Committee recommends a fixed percentage merit increase for executives. The Committee’s evaluation of competitive compensation and market trends is based on publicly available information. The Committee generally does not independently analyze executive compensation at any group of peer companies except when recruiting for new executives.

Role of Compensation Consultants. The Compensation Committee has the authority under its charter to retain compensation consultants to assist in the evaluation of executive officer compensation and benefits and approve the consultants’ fees and other retention terms. However, the Company and the Compensation Committee has not historically engaged compensation consultants in determining Named Executive Officer compensation. Instead, the Compensation Committee utilizes publicly available information and informal surveys from professional human resource organizations to determine executive compensation.

Elements of Executive Compensation

Most of the Company’s compensation elements fulfill one or more of its compensation objectives. The elements of total compensation for its Named Executive Officers are:

•	base compensation;

•	annual cash bonus compensation;

•	equity-based compensation;

•	profit sharing/401(k) plan; and

•	perquisites.

Base Compensation. The Compensation Committee alone determines the CEO’s base compensation. This amount was equal to the budgeted increase in compensation for U.S. employees and was based on generally available market data with respect to annual wage increases in the United States. In fiscal 2012, the Committee approved increases for Mr. Richardson and the other executive officers of 3.0%. Based upon this approval, Mr. Richardson’s base compensation in 2012 was $573,169. In fiscal 2013, the Committee felt that in light of the challenges facing the business and the highly demanding nature of pursuing and evaluating global acquisition opportunities that it would be appropriate to increase the base compensation of Mr. Richardson by $100,000 effective October 15, 2012. This decision was made based on the fact that equity compensation is typically a large component of total compensation for most CEOs. In the case of Mr. Richardson, the Committee felt that additional equity was not warranted to align Mr. Richardson’s interests with those of the other stockholders. As a result, they determined that adjusting Mr. Richardson’s base compensation was more appropriate. In fiscal 2013, the Compensation Committee approved a 3% increase for all executive officers. In fiscal 2014, the Compensation

Committee approved a 3% increase in base compensation for all employees including Mr. Richardson and the other executive officers except for Ms. Diddell whose base compensation was increased by 19.3% on December 18, 2013. Based on internal equity and the travel requirements of Ms. Diddell’s position, her base compensation was increased to $335,000 in 2014. Mr. Richardson’s base compensation at the end of fiscal 2014 was $693,364.

The amount of base compensation for each of the other Named Executive Officers is initially set upon the commencement of his or her employment as an executive officer with the Company and is stated in the Named Executive Officer’s employment agreement if the Company has an employment agreement with the Named Executive Officer. This initial amount is established with a goal of attracting talented executive officers to the Company and is recommended by the CEO and approved by the Compensation Committee. Thereafter, each of the Named Executive Officers' base compensation is reviewed annually by the CEO and the Compensation Committee.

In determining appropriate levels of base compensation for executive officers, the CEO considers the executive officer’s individual performance, the financial performance of the Company, and a base compensation that is internally equitable and externally competitive. The Compensation Committee annually reviews the base compensation of the executive officers set by the CEO. The Compensation Committee reports its findings and opinions with respect to base compensation to the Board for further discussion so that the Board may provide feedback to the CEO regarding its perception of how well the base compensation of the executive officers achieves the Company’s compensation objectives.

Annual Cash Bonus Compensation. During fiscal 2012, the Compensation Committee recommended and the Board and stockholders approved a payment under the Edward J. Richardson Incentive Compensation Plan.

Under the plan, Mr. Richardson was eligible for an annual cash bonus equal to 2% of the Company’s annual net income after taxes each fiscal year, subject to the Compensation Committee’s right, in its sole and exclusive discretion, to reduce the bonus, including a reduction to zero. This plan formalized a historical annual cash bonus arrangement for the CEO established by the Board of Directors in 1983. In fiscal 2012, Mr. Richardson earned a cash bonus of $172,080 based upon a calculation of 2% of the Company’s annual net income after tax.

In October 2012, the Compensation Committee recommended and the Board and stockholders approved the Amended and Restated Edward J. Richardson Incentive Compensation Plan whereby Mr. Richardson would be eligible to receive bonus compensation based on the greater of 2% of annual net income after tax or a bonus based upon achieving pre-established financial objectives that support the Company’s profitability. Mr. Richardson’s incentive payment under the 2% plan for FY13 would have been approximately $25,000.

Pursuant to the terms of the Edward J. Richardson Incentive Compensation Plan, Mr. Richardson is entitled to the greater of 2% of annual net income or a bonus of up to 70% of base compensation based upon levels of achievement of his goals. The Compensation Committee evaluated Mr. Richardson’s performance relative to measurement criteria for fiscal 2013 based on the level of achievement of the established goals.

Based upon the assessment of his goals, the Committee determined that Mr. Richardson earned a bonus payment for Fiscal 2013 of $167,805. The basis for the payout was creating long-term shareholder value as measured by the Five-year Cumulative Total Return Graph included in the Company’s 10-K for Fiscal 2013 and the completion of an acquisition that was accretive to earnings. The targets for the operating expense ratio and working capital efficiency goals were not met.

The Company relies on performance-based cash bonuses under the Company’s annual incentive compensation plan to reward Company employees, including executive officers, for achievement of specific financial goals related to our annual operating plan and budget. The Compensation Committee believes tying annual cash bonus compensation for executive officers primarily to financial metrics provides the appropriate incentive to the executive officers to contribute to our financial success. For the Named Executive Officers, the annual incentive plans also included a substantial portion related to achievement of personal performance goals in fiscal 2013 and for the first quarter of fiscal 2014.

On an annual basis, management presents specific recommendations to the Compensation Committee regarding the financial metrics and other components to be included in the annual incentive plan, which are those metrics and components that management believes will provide the best incentive to achieve desired operating results. These recommendations were developed in light of achievement under prior plans and through consultation with the CEO. The Compensation Committee considers management’s recommendation and then determines the final components and structure of our incentive compensation plans based on the objectives of our compensation program.

The target bonus opportunity for Mr. Richardson is equal to 70% of his base compensation, which excludes car allowance, bonus, equity award and perquisites. Target bonus opportunities for Ms. Diddell, Ms. Dvorak, and Ms. McNally are equal to 50% of their base compensation, which excludes car allowance, bonus, equity awards and perquisites. The target bonus opportunity for Mr. Dudek is 35% of his base compensation, which excludes car allowance, bonus, equity awards and perquisites. The target bonus percentages were initially set by the Compensation Committee with a goal of attracting talented executive officers to the Company, and are stated in the Named Executive Officers’ employment agreement, if we have an employment agreement with the named executive officer. If we do not have an employment agreement with the named executive officer, then the target bonus percentage is recommended by the CEO and approved by the Compensation Committee on an annual basis.

For the first quarter of fiscal 2014, the Named Executive Officers except for Mr. Richardson and Ms. Diddell, were eligible for cash bonuses based on income from continuing operations, operating income, working capital efficiency and personal performance. For the last three quarters, the Compensation Committee placed the Named Executive Officers on the Executive Incentive Plan which included Mr. Richardson and Ms. Diddell. Mr. Richardson (for all of FY14) and the Named Executive Officers (for Q2 through Q4 of FY14) were eligible for annual cash bonuses based on the following metrics:

Fiscal 2014 Incentive Metrics
	Richardson	Diddell	Dvorak	Dudek	McNally
Acquisitions	30.0%	30.0%	30.0%	30.0%	30.0%
Continue to Drive Long-Term Shareholder Value	30.0%	30.0%	30.0%	30.0%	30.0%
Drive Companywide Process Improvement Initiatives	20.0%	20.0%	20.0%	20.0%	20.0%
Generate Positive Cash Flow	20.0%	20.0%	20.0%	20.0%	20.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Targets for each of the financial metrics are established by the Compensation Committee for each fiscal year and correspond with the annual financial plan for the Company approved by the Board of Directors.

Payments on the financial metrics incentive targets are capped at 100% achievement for each of the Company’s first three fiscal quarters and are capped at 150% achievement for the final annual calculation.

The table below sets forth the bonus targets and percentage achievement for each of the Named Executive Officers for fiscal 2014.

Fiscal 2014 Incentive Actual Performance

	Richardson[1]	Diddell	Dvorak	Dudek	McNally
Personal Performance (Q1)
% Achievement		100.00%	94.66%	94.66%	94.66%
Eligible		$34,956	49,432	18,290	24,749
Earned		$34,956	46,793	17,314	23,428
Acquisitions (Q2 - Q4) [2]
% Achievement	100.00%	100.00%	100.00%	100.00%	100.00%
Eligible	$141,365	31,461	44,488	16,461	22,274
Earned	$141,365	31,461	44,488	16,461	22,274
Shareholder Value (Q2 - Q4) [3]
% Achievement	100.00%	100.00%	100.00%	100.00%	100.00%
Eligible	$141,365	31,461	44,488	16,461	22,274
Earned	$141,365	31,461	44,488	16,461	22,274
Process Improvement (Q2 - Q4) [4]
% Achievement	86.70%	86.70%	86.70%	86.70%	86.70%
Eligible	$94,244	20,974	29,659	10,974	14,849
Earned	$81,709	18,184	25,714	9,514	12,874
Positive Cash Flows
% Achievement	0.00%	0.00%	0.00%	0.00%	0.00%
Eligible	$94,244	20,974	29,659	10,974	14,849
Earned	$0	$0	$0	$0	$0
Total Eligible	$471,218	$139,826	$197,726	$73,160	$98,995
Total Earned	$364,439	$116,062	$161,483	$59,750	$80,850
% Average Achievement	77.34%	83.00%	81.67%	81.67%	81.67%

1 Mr. Richardson's incentive is based on the greater of 2% of net income or the payout earned from the annual Executive Incentive Plan which he participated in for all four quarters.
2 Targets for acquisitions were specific to each potential acquisition.
3 Targets for shareholder value were based on the Five-year Cumulative Total Return Graph filed in the Company's Annual Report on Form 10-K on July 25, 2014.
4 Targets for process improvement were specific to each pre-approved initiative.

Clawback Provision. The Compensation Committee approved a clawback policy allowing the Committee to clawback bonuses for the Named Executive Officers in the event of fraud or illegal conduct. In addition, if the Company was required to prepare an accounting restatement due to material non-compliance with financial reporting requirements, the Committee has the right to recover incentive based compensation that was awarded based on the erroneous data.

Equity Based Compensation. Our 2011 Long-term Incentive Compensation Plan provides for grants of equity awards to our executive officers to encourage them to focus on long-term Company performance. The plan is administered by the Compensation Committee of the Board.

Consistent with our policy of providing a total compensation package that includes equity based components, the Compensation Committee makes periodic decisions (normally on an annual basis) regarding appropriate equity grants based on the Company’s achievement of its financial and strategic goals and the participants’ individual performance, based on recommendations from our CEO. The Compensation Committee has the discretion to determine whether equity awards will be granted to the Named Executive Officers and, if so, the number of shares subject to each award.

The CEO submits to the Compensation Committee, on at least an annual basis, his recommendation for the amount and type of equity award to grant to each Named Executive Officer other than himself. Annual equity recommendations and grants are typically made after the completion of our first quarter and are based on the Company’s and the grant recipients’ performance in the prior fiscal year. In determining whether to approve or adjust the recommended grants, the Compensation Committee considers our financial performance in the prior fiscal year, the executive’s level of responsibility, and historical award data. The Compensation Committee does not assign a specific weight to any of these factors, but rather these factors are evaluated on an aggregate and qualitative basis.

When awarded, stock options are granted at the fair market value of our common stock on the date of the grant. Under the terms of the 2001 and 2011 Plans, the fair market value of the stock is the closing sale price of the stock on the date of grant. Our stock options, therefore, have value only if the stock price appreciates following the date the options are granted. Stock option awards to the Named Executive Officers under the 2001 and 2011 Plans vest over a five-year period with 20% of the stock option grant becoming exercisable 12 months after the date of grant. The remaining options vest and are exercisable in 20% increments over the next four years. The Compensation Committee believes that this vesting schedule encourages long-term executive officer retention.

In fiscal 2014, each of the Named Executive Officers, other than Mr. Richardson, received a grant of options to purchase the Company’s common stock under the Incentive Compensation Plan under the 2011 Long-term Incentive Compensation Plan, as reported in the table for Grants of Plan-Based Awards on page 22. With respect to these awards, the CEO recommended a number of option shares to the Named Executive Officers based upon the historical allocation of such option shares by position with the Company.

Profit Sharing/401(k) Plan. We offer retirement benefits to our employees, including all of the Named Executive Officers, through a tax-qualified Profit Sharing/401(k) Plan, which is a defined contribution plan designed to accumulate retirement funds for participating employees through individual and Company contributions. Participants are provided the opportunity to make salary reduction contributions to the plan on a pre-tax basis. In general, we match 50% of the first 4% of salary and bonus contributed by participants.

Perquisites. We offer very few perquisites to our Named Executive Officers, which primarily includes a car allowance. The perquisites provided to each Named Executive Officer in fiscal 2014 totaled less than $15,000 and less than 10% of total annual salary and bonus reported for each Named Executive Officer. We believe that these perquisites are an important element of compensation for attracting and retaining high caliber executive officers, but that perquisites are not the most effective means of achieving our compensation objectives.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis (the “CD&A”) for the year ended May 31, 2014, and discussed the CD&A with management. In reliance on the reviews and discussions referred to above, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement for the year ended May 31, 2014, for filing with the Securities and Exchange Commission.

Compensation Committee of the Board of Directors
Paul Plante (Chairman)
Ken Halverson
Scott Hodes

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The functions and members of the Compensation Committee are set forth above under “Corporate Governance - Board and Committee Information - Compensation Committee.” All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. None of our executive officers currently serves, or served during fiscal 2014, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Restricted Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Edward J. Richardson	2014	685,985	—	28,192	364,439	23,858	1,102,474
Chairman of the Board, President,	2013	636,631	—	28,192	167,805	25,217	857,845
and Chief Executive Officer	2012	559,364	—	28,300	172,080	29,988	789,732
Wendy S. Diddell	2014	306,809	—	81,988	116,062	17,183	522,042
Executive Vice President, Corporate	2013	276,986	—	64,999	135,752	17,191	494,928
Development	2012	268,919	—	61,104	131,798	16,991	478,812
Kathleen S. Dvorak	2014	398,416	—	64,781	161,483	17,682	642,362
Executive Vice President, Chief Financial	2013	386,812	—	49,324	130,050	17,732	583,918
Officer, and Chief Strategy Officer	2012	375,545	—	41,390	161,866	17,864	596,665
Kathleen M. McNally	2014	197,986	—	33,093	80,850	17,760	329,689
Senior Vice President, Marketing	2013	192,220	—	28,404	65,111	15,824	301,559
Operations and Customer Support	2012	186,621	—	28,490	81,040	15,152	311,303
James M. Dudek, Jr.	2014	209,868	—	31,250	59,750	17,266	318,134
Controller and	2013	203,755	—	25,015	48,120	17,125	294,015
Chief Accounting Officer	2012	200,094	—	22,303	59,892	17,080	299,369

(1)
Amounts in this column represent the dollar amount recognized as expense for the fiscal year for financial statement reporting purposes for the fair value of stock options granted to each named executive officer in accordance with ASC 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reflect our accounting expenses for these awards and do not correspond to the actual value that will be recognized by each named executive officer. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note 3, Significant Accounting Policies - Share-Based Compensation, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on July 25, 2014.

(2)
Amounts in this column represent annual incentive payments earned for fiscal 2014, 2013, and 2012 based on pre-set incentive goals established at the beginning of each fiscal year and tied to the Company’s financial goals and personal performance measures. Additional details regarding annual incentive payments made in 2014 are set forth in the Compensation Discussion and Analysis under “Annual Cash Bonus Compensation,” beginning on page 17.

(3)
All Other Compensation for each named executive officer includes: (a) $12,000 annually for car allowance; (b) matching contributions made to the 401(k) plan in fiscal 2012; and (c) imputed income for each Named Executive Officer’s group term life insurance in excess of a $50,000 death benefit. For Ms. Diddell, All Other Compensation also includes: (i) $56,153 accrued, but not paid, in fiscal 2014 and $8,263 accrued, but not paid, in fiscal 2013 and $8,023 accrued, but not paid, in fiscal 2012, in connection with termination payments payable to her. Ms. Diddell’s termination payments are discussed below under the heading “Employment Agreements.” The amounts accrued in fiscal 2014 represent an additional accrual due to an increase in her base salary.

Grants of Plan-Based Awards for Fiscal 2014

	Estimated Future Payments Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Option Awards ($)(2)
Name	Threshold($)	Target ($)	Maximum($)	Grant Date
Edward J. Richardson	208,009	346,682	520,023	N/A	—	—	—
Wendy S. Diddell	100,500	167,500	251,250	10/8/2013	25,000	11.14	113,750
Kathleen S. Dvorak	122,194	203,657	305,486	10/8/2013	15,000	11.14	68,250
Kathleen M. McNally	61,178	101,963	152,945	10/8/2013	7,500	11.14	34,125
James M. Dudek, Jr.	45,212	75,353	113,030	10/8/2013	7,500	11.14	34,125

(1)	The exercise price of stock option awards is equal to the closing price of our common stock on the date of grant, as reported on NASDAQ.

(2)
Option awards is the amount that the Company would expense in our financial statements over the award’s vesting schedule. The fair value of stock option awards is calculated using the Black Scholes value. The fair value for the grants on October 8, 2013, was $4.55. The amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each named executive officer. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note 3. “Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K Filed with the SEC on July 25, 2014.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on the holdings of stock option and restricted stock awards by the Named Executive Officers as of the end of fiscal 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)
Edward J. Richardson	40,000	10,000	5.67	10/13/2019
Wendy S. Diddell	25,000	—	11.00	6/1/2014
	2,000	—	8.58	10/17/2016
	5,000	—	7.24	10/9/2017
	9,000	—	5.03	10/21/2018
	9,000	3,000	5.67	10/13/2019
	15,000	10,000	13.47	4/12/2021
	5,000	20,000	11.77	10/9/2022
	—	25,000	11.14	10/8/2023
Kathleen S. Dvorak	25,000	—	7.32	11/5/2017
	10,000	—	5.03	10/21/2018
	12,000	3,000	5.67	10/13/2019
	12,000	8,000	13.47	4/12/2021
	4,000	16,000	11.77	10/9/2022
	—	15,000	11.14	10/8/2023
Kathleen M. McNally	7,500	—	8.58	10/17/2016
	7,500	—	7.24	10/9/2017
	7,500	—	5.03	10/21/2018
	6,000	1,500	5.67	10/13/2019
	6,000	4,000	13.47	4/12/2021
	2,000	8,000	11.77	10/9/2022
	—	7,500	11.14	10/8/2023
James M. Dudek, Jr.	—	1,100	5.67	12/17/2017
	6,000	4,000	13.47	10/21/2018
	2,000	8,000	11.77	10/9/2022
	—	7,500	11.14	10/8/2023

(1)	Options vest on the anniversary of the grant date and become exercisable in annual increments of 20%.

(2)
The expiration date of each option occurs ten years after the date of grant of each option. The table below provides the grant date for each outstanding equity award at the end of fiscal 2014 and the respective vesting schedule.

The table below provides the grant date for each outstanding equity award at the end of fiscal 2014, vested shares, and remaining vesting schedule.

		Number of Stock Options Granted			Remaining Vesting Period
Name	Grant Date (1)		Vesting Years	Vested Shares	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Fiscal 2019
Edward J. Richardson	10/13/2009	50,000	5	40,000	10,000	—	—	—	—
Wendy S. Diddell	6/1/2004	25,000	5	25,000	—	—	—	—	—
	10/17/2006	10,000	5	10,000	—	—	—	—	—
	10/9/2007	12,500	5	12,500	—	—	—	—	—
	10/21/2008	15,000	5	15,000	—	—	—	—	—
	10/13/2009	15,000	5	12,000	3,000	—	—	—	—
	4/12/2011	25,000	5	15,000	5,000	5,000	—	—	—
	10/9/2012	25,000	5	5,000	5,000	5,000	5,000	5,000	—
	10/8/2013	25,000	5	—	5,000	5,000	5,000	5,000	5,000
Kathleen S. Dvorak	11/5/2007	25,000	3	25,000	—	—	—	—	—
	10/21/2008	10,000	5	1,000	—	—	—	—	—
	10/13/2009	15,000	5	12,000	3,000	—	—	—	—
	4/12/2011	20,000	5	12,000	4,000	4,000	—	—	—
	10/9/2012	20,000	5	4,000	4,000	4,000	4,000	4,000	—
	10/8/2013	15,000	5	—	3,000	3,000	3,000	3,000	3,000
Kathleen M. McNally	10/17/2006	7,500	5	7,500	—	—	—	—	—
	10/9/2007	7,500	5	7,500	—	—	—	—	—
	10/21/2008	7,500	5	7,500	—	—	—	—	—
	10/13/2009	7,500	5	6,000	1,500	—	—	—	—
	4/12/2011	10,000	5	6,000	2,000	2,000	—	—	—
	10/9/2012	10,000	5	2,000	2,000	2,000	2,000	2,000	—
	10/8/2013	7,500	5	—	1,500	1,500	1,500	1,500	1,500
James M. Dudek, Jr.	12/17/2007	5,000	5	5,000	—	—	—	—	—
	10/21/2008	5,000	5	1,000	1,000	—	—	—	—
	10/13/2009	5,500	5	4,400	1,100	—	—	—	—
	4/12/2011	10,000	5	6,000	2,000	2,000	—	—	—
	10/9/2012	10,000	5	2,000	2,000	2,000	2,000	2,000	—
	10/8/2013	7,500	5	—	1,500	1,500	1,500	1,500	1,500
(1) Shares vest over the vesting period on the anniversary of the grant date.

Option Exercises and Stock Vested
The following table provides information for fiscal 2014 for our Named Executive Officers on stock option exercises during fiscal 2014, including the number of shares acquired on exercise, and the vesting of restricted stock, and, in each case, the values realized there from.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward J. Richardson	_	_	_	_
Wendy S. Diddell	_	_	_	_
Kathleen S. Dvorak	_	_	_	_
Kathleen M. McNally	_	_	_	_
James M. Dudek, Jr.	5,200	28,821	_	_

Employment Agreements

Pursuant to the terms of her employment agreement dated June 1, 2004, as amended May 31, 2007, Wendy Diddell is employed as Executive Vice President, Corporate Development. Under the terms of the employment agreement, Ms. Diddell received an initial base salary of $185,000 and a bonus opportunity of up to 50% of her then current base salary. Either the Company or Ms. Diddell may terminate her employment at any time for any reason, and upon any such a termination, the Company will be obligated to pay Ms. Diddell her then annual base salary for twelve months following such termination. During her employment term and for one year after termination for any reason, Ms. Diddell is prohibited from competing against the Company. Ms. Diddell’s employment with the Company is for an indefinite term, during which she is employed on an at-will basis.

Kathleen S. Dvorak is employed as Executive Vice President, Chief Financial Officer and Chief Strategy Officer under an employment agreement dated October 24, 2007, pursuant to which she received an initial base salary of $350,000 and a bonus opportunity of up to 50% of her then current base salary. Pursuant to the terms of her employment agreement, Ms. Dvorak’s employment may be terminated by either the Company or Ms. Dvorak at any time for any reason upon sixty days prior written notice. Ms. Dvorak may also terminate her employment for good reason, which includes a change in control of the Company, a reduction in her duties, or the failure of the Company to implement the strategic plans recommended by her. In the event that the Company terminates her employment with cause or Ms. Dvorak terminates her employment with good reason, the Company will continue to pay her for twelve months an amount equal to 100% of her then current base salary and 100% of her annual bonus opportunity. The Company will also pay for executive outplacement services for six months through the use of a company or consultant chosen by Ms. Dvorak in an amount not to exceed $27,500. During her employment term and for one year after termination for any reason, Ms. Dvorak is prohibited from competing against the Company. The agreement is for an indefinite term, during which Ms. Dvorak is employed on an at-will basis.

Pursuant to the terms of his employment agreement dated December 17, 2007, Mr. Dudek is employed as Corporate Controller and Chief Accounting Officer. Under the terms of his employment agreement, Mr. Dudek received an initial base salary of $185,000 and a bonus opportunity of up to 35% of his then current base salary. The company may terminate his employment at any time for any reason, other than for cause, and upon such a termination, the Company will be obligated to pay Mr. Dudek his then annual base salary and earned bonus over a six-month period following such termination. During his employment term and for one year after termination for any reason, Mr. Dudek is prohibited from competing against the Company. The agreement is for an indefinite term, during which Mr. Dudek is employed on an at-will basis.

Neither Mr. Richardson nor Ms. McNally has an employment agreement with the Company.

Potential Payment upon Termination or Change in Control

The following table shows potential payments to our Named Executive Officers under existing contracts, agreements, plans or arrangements for various scenarios under termination or a change in control, assuming a May 31, 2014, termination date or change in control.

Name	Termination for Cause or Voluntary Termination without Good Reason	Voluntary Termination for Good Reason by Executive		Death	Disability	Termination without Cause by Company		Change in Control		Termination by Executive for any Reason
Edward J. Richardson	$—	$—		$—	$—	$—		$—		$—
Wendy S. Diddell (1)	335,000	335,000		—	—	335,000		335,000		335,000
Kathleen S. Dvorak	—	610,971	(2)	—	—	610,971	(2)	610,971	(2)	—
Kathleen M. McNally	—	—		—	—	133,260	(3)	133,260		—
James M. Dudek, Jr.	—	275,819		—	—	275,819	(4)	—		—

(1)	Ms. Diddell’s severance would be an amount equal to her current base salary and would be paid in substantially equal installments on the Company’s regular payroll dates over a period of one year.

(2)
Ms. Dvorak’s severance would be an amount equal to her current annual base salary plus her annual bonus opportunity at target and would be paid in substantially equal installments on the Company’s regular payroll dates over a period of one year.

(3)	Ms. McNally’s severance would be in accordance with the Company’s severance policy that provides for one week’s pay for each year of service. Ms. McNally currently has 35 years of service.

(4)
Mr. Dudek’s severance would be an amount equal to his current annual base salary and earned annual bonus paid in substantially equal installments on the Company’s regular payroll dates over a period of six months.

PROPOSAL 3 - ADVISORY VOTE REGARDING COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under recent changes to the rules governing proxy statements, the Company’s stockholders have the opportunity to approve, by means of a non-binding advisory vote, the compensation of its Named Executive Officers as disclosed in this proxy statement.

This proposal, popularly known as “say-on-pay,” enables stockholders to express or withhold their approval of the Company’s executive compensation program in general. The vote is intended to provide an assessment by the Company’s stockholders of its overall executive compensation program and not of any one or more particular elements of that program. The Compensation Committee and the full Board intend to consider and take into account the outcome of this non-binding advisory vote in making future executive compensation decisions. Because this vote is advisory and non-binding, it will not necessarily affect or otherwise limit any future compensation of any of the Company’s Named Executive Officers.

The Company’s executive compensation program is described in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative discussion. Stockholders are strongly urged to read this material in its entirety to obtain an informed understanding of our executive compensation program.

The Company believes that its executive compensation program is aligned with the long-term interests of its stockholders. In addition to enabling the Company to attract and retain executive officers of the necessary caliber, its executive compensation program has as its objectives (i) motivating executives by providing performance-based incentives to achieve the Company’s annual financial goals and long-term business strategies; and (ii) aligning the interests of executives with those of stockholders by rewarding its executives for individual and corporate performance measured against its goals and plans and by granting stock options and other equity-based compensation.

The Company believes that its executive compensation program satisfies these objectives and does so in a straightforward manner. The Company’s executive compensation program consists of cash compensation and long-term incentive compensation. Cash compensation is paid in the form of a base salary and a performance bonus based on financial and personal performance, and long-term incentive compensation is paid in the form of stock options.

For these reasons and the reasons elaborated more fully in the “Compensation Discussion and Analysis” section and the related tables and narrative discussion, the Board of Directors requests stockholders to approve the following resolution:

Resolved, that the stockholders approve the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” section and the related compensation tables and narrative discussion.

Our Board of Directors recommends that you vote “FOR” the approval of the compensation of our Named Executive Officers.

PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO THE 2011 LONG TERM INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve an amendment to the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan, as amended and restated (the “Stock Plan”), in order to increase the maximum number of shares of our common stock that may be issued under the Stock Plan by an additional 750,000 shares, to an aggregate of 1,500,000 shares. As of August 14, 2014, an aggregate of 911,714 shares of our common stock were subject to currently outstanding awards under the Stock Plan and 213,564 shares are currently outstanding under the 2006 Stock Option Plan for Non-Employee Directors. Shares of our common stock that remained available for future issuance under plans include 298,959 related to the 2011 Long-Term Inventive Plan and 70,000 related to the 2006 Stock Option Plan for Non-Employee Directors.

On July 19, 2011, the Board voted unanimously to approve and recommend to stockholders the approval of the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (the “Stock Plan”). On July 22, 2014, the Board voted unanimously to approve and recommend to stockholders the amendment to the Stock Plan.

Summary of Stock Plan

The following is a summary of the material terms of the Stock Plan and is qualified in its entirety by the full text of the Stock Plan as set forth as Annex II to this Proxy Statement. The Board believes that stock-based awards are an important element of the Company’s compensation programs. The Stock Plan promotes the Company’s compensation philosophy and objectives in that the primary objectives of the Stock Plan are to provide incentives to certain officers, employees, directors, consultants and other service providers to manage the business of the Company and its affiliates in a manner that will provide for the long-term growth and profitability of the Company; to encourage stock ownership and provide such recipients with a proprietary interest in the Company; and to provide a further means of hiring, rewarding and retaining key personnel.

The Stock Plan allows the Company the flexibility to grant a variety of stock and stock-based awards (collectively, the “Awards”), including stock options and stock appreciation rights, granted separately or in tandem with each other, and restricted shares and restricted share units, both time vested and/or conditioned on the attainment of performance goals. The Stock Plan is also designed to allow compliance with Section 162(m) of the Internal Revenue Code (the “Code”). It is intended that Awards under the Stock Plan with a performance component (which does not include time-vested share Awards) generally will satisfy the requirements for performance-based compensation under Section 162(m) while granting the Compensation Committee the authority to grant nonperformance-based Awards where it deems appropriate. Section 162(m) generally places a $1,000,000 per employee limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to the Chief Executive Officer and the three other highest-paid executives (excluding the chief financial officer) during a tax year, unless the compensation meets certain requirements. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the Stock Plan.

Shares Subject to the Stock Plan

The Board reserved 1,500,000 shares of the Company’s common stock for issuance pursuant to Awards granted under the Stock Plan, subject to adjustment as provided therein. Up to 100% of the shares reserved under the Stock Plan may be issued pursuant to incentive stock options, in the form of any other Award, or in any combination thereof. In the event all or a portion of an Award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, that number of shares shall be again available under the Stock Plan and shall not count against the maximum number of reserved shares under the Stock Plan.

Applicable provisions of the Code restrict the Company’s ability, in the absence of stockholder approval, to grant incentive stock options under Code Section 421 and to claim deductions for performance-based compensation which may be restricted under Code Section 162(m). The maximum number of shares of common stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other Awards that are denominated in shares of common stock and are intended to be performance-based compensation under Code Section 162(m) shall not exceed 200,000, subject to adjustment in accordance with the provisions of the Stock Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance Award denominated in cash during any calendar year to an employee may not exceed $2,000,000.

Administration

The Stock Plan provides for administration by a committee appointed by the Board or, alternatively if no such committee is appointed, by the entire Board (the “Committee”). When appointing members to the Committee, the Board is to take into consideration the “outside director” standards contained in Code Section 162(m), the “non-employee” director standards contained in Rule 16b-3 of the Exchange Act, and, if applicable, the requirements of the national securities exchange or nationally recognized quotation or market system on which the Company’s common stock is then traded. Subject to the terms of the Stock Plan, the Committee has the authority to grant Awards under the Stock Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Plan, including, without limitation, the authority (i) to determine which Affiliates and which employees shall be covered by the Stock Plan; (ii) to determine the terms and provisions of the respective Awards and Award programs; (iii) to adopt, amend or rescind rules and procedures relating to the Stock Plan; and (iv) to make all determinations necessary or advisable for the proper administration of the Stock Plan. The Committee’s decisions relating to the administration of the Stock Plan and grants of Awards shall be final and binding on all persons.

The Stock Plan permits the Committee to authorize one or more officers of the Company (i) to designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Stock Plan and (ii) to determine the number of shares as to which an Award is granted, subject to the maximum number established by the Committee.

Types of Awards

The Stock Plan permits the Committee to make a variety of Awards, including incentive and nonqualified options to purchase shares of the Company’s common stock, stock appreciation rights, other stock-based Awards which are settled in either cash or shares of the Company’s common stock and are determined by reference to shares of stock, such as grants of restricted common stock, grants of rights to receive stock in the future, or dividend equivalent rights, and cash performance Awards, which are settled in cash and are not determined by reference to shares of the Company’s common stock. These discretionary Awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

The number of shares of common stock as to which any Award is granted, the potential payout of any Award not denominated in shares of common stock and the eligible persons to whom Awards are granted will be determined by the Committee, subject to the provisions of the Stock Plan. Awards may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Stock Plan.

Structure of Individual Awards

The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m). To the extent that the Committee intends for an Award to qualify as performance-based compensation under Code Section 162(m), the Committee shall make the vesting or payment of the Award subject to the achievement of one or any combination of the performance listed below during a specified period: (1) earnings per share; (2) book value per share; (3) operating cash flow; (4) free cash flow; (5) cash flow return on investments; (6) cash available; (7) net income (before or after taxes); (8) revenue or revenue growth; (9) total shareholder return; (10) return on invested capital; (11) return on shareholder equity; (12) return on assets; (13) return on common book equity; (14) market share; (15) economic value added; (16) operating margin; (17) profit margin; (18) stock price; (19) operating income; (20) EBIT or EBITDA; (21) expenses or operating expenses; (22) productivity of employees as measured by revenues, costs, or earnings per employee; (23) working capital; (24) improvements in capital structure; or (25) cost reduction goals.

The performance goals may be applied to the Company, any affiliate or any business unit, either individually, alternatively or in combination. In addition, the Committee may appropriately adjust the performance goals previously established with respect to a particular grant of an Award to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting report results; accruals for reorganization and restructuring programs; discontinued operations; and extraordinary and non-recurring items, except where such action would result in the loss of a tax deduction to the Company pursuant to Code Section 162(m).

The maximum number of shares of common stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other Awards that are denominated in shares of common stock and are intended to be performance-based compensation under Code Section 162(m) shall not exceed 200,000, subject to adjustment in accordance with the provisions of the Stock Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance Award denominated in cash during any calendar year to an employee may not exceed $2,000,000.

After the date of grant, the Committee, in its sole discretion and for such reasons as it determines to be appropriate, may modify the terms and conditions of an Award except to the extent inconsistent with other provisions of the Stock Plan. Such modifications may include, among others, changes to or waivers of any forfeiture provisions under an Award; changes to the settlement terms of any Award; waiver of any early expiration provisions; or adjustments to an Award in connection with a reorganization or change in control of the Company, as discussed in further detail below.

Awards generally shall not be transferable or assignable during a holder’s lifetime unless otherwise provided under the terms of the individual Award. However, incentive stock options may not be transferred except by will or by the laws of intestate succession.

Options

At the time an option is granted, the Committee will determine whether the option is an incentive stock option or a nonqualified stock option. The Stock Plan provides that the exercise price of any option may not be less than the fair market value of the common stock of the Company on the date of the grant. The term of an incentive stock option may not exceed ten (10) years from the date of grant. In addition, an incentive stock option may only be granted under the Stock Plan within ten (10) years from the date the Stock Plan was adopted by the Board.

For incentive stock options, special rules relating to the option term and the exercise price apply for employees who, at the time the option is granted, own (directly or indirectly) more than 10% of the common stock of the Company or any subsidiary (an “Over 10% Owner”). Incentive stock options granted to an Over 10% Owner must be granted with an exercise price equal to 110% of the fair market value of the Company’s common stock on the date of the grant. Also, the term of an incentive stock option granted to an Over 10% Owner cannot exceed five (5) years from the date of grant. For purposes of determining an individual’s ownership percentage of common stock, any stock owned by such individual’s spouse, parents, grandparents, children, grandchildren and siblings will be attributed to such individual. In addition, any stock owned by a corporation, partnership, estate or trust in which an individual owns an interest is attributed to that individual on a pro rata basis based on the individual’s ownership percentage.

Subject to any further limitations in the Award agreement, in the event of a recipient’s termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, up to one year may be substituted for the three-month period. The Committee may, however, permit an incentive stock option to continue beyond these time limits, in which case the option will become a nonqualified stock option.

The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of the Company’s common stock, through a cashless exercise executed through a broker, or by having a number of shares of common stock otherwise issuable at the time of exercise withheld.

Reload grants are prohibited under the Stock Plan. Reload grants are new option grants that are made to an optionee to replace shares delivered by the optionee in payment of the exercise price and/or tax withholding obligation under any other option held by the optionee. The Committee may not directly or indirectly reduce the exercise price of an option after it is granted without the approval of the Company’s stockholders, except in connection with a merger, liquidation, or other similar reorganization of the Company. Surrendering an option in consideration of, or in exchange for, the grant of a new option with a lower exercise price, stock, cash, or any other award would be considered a reduction in the exercise price of the original option.

Stock Appreciation Rights

Stock appreciation rights may be granted separately or in connection with another Award. Each stock appreciation right allows the recipient to receive the appreciation per share of the Company’s common stock over a defined price which may not be less than the fair market value of a share of the Company’s common stock on the date the stock appreciation right is granted. If a stock appreciation right is granted in connection with another Award, it may only be exercised to the extent that the related Award has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Committee with respect to any particular Award. Stock appreciation rights have no defined expiration period under the Stock Plan, but an expiration period can be included in the applicable Award agreement or program.

The Committee may not directly or indirectly reduce the strike price of a stock appreciation right after it is granted without the approval of the Company’s stockholders, except in connection with a merger, liquidation, or other similar reorganization of the Company. Surrendering a stock appreciation right in consideration of, or in exchange for, the grant of a new stock appreciation right with a lower strike price, stock, cash, or any other award would be considered a reduction in the strike price of the original stock appreciation right.

Other Stock-Based Awards

The Stock Plan allows the Committee to grant stock-based incentives, other than options and stock appreciation rights, that entitle the recipient to receive payment of an amount equal to either the value of a specified number or a percentage or multiple of a specified number of shares of the Company’s common stock, or the value of dividends paid on a specified number of shares of common stock during a dividend period. Such Awards may be subject to such restrictions and other conditions, if any, as the Committee shall determine, and payment may be made in either cash or shares of the Company’s common stock, as the Committee may determine. Examples of such stock-based incentives that may be granted pursuant to the Stock Plan include restricted stock, restricted stock units, performance share Awards, and dividend equivalent rights.

Cash Performance Awards

The Stock Plan also allows the Committee to grant cash performance Awards that entitle the recipient to receive payment in cash of an amount equal to the value of a specified number or a percentage or multiple of a specified number of units other than shares of the Company’s common stock. Such cash Awards may be subject to such restrictions and other conditions, if any, as the Committee shall determine.

Tax Reimbursement Payments

The Committee has the option to make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of an Award.

Termination of Awards

The terms of a particular Award may provide that it terminates, among other reasons: upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company; upon a specified date; upon the holder’s death or disability; or upon the occurrence of a change in control of the Company. Awards may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. In the Committee’s discretion, Awards that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of an Award and to the provisions of the Stock Plan.

Reorganizations

The number of shares of common stock reserved for the grant or for issuance in connection with the exercise, settlement, vesting, or payment of an Award, as applicable, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of common stock to which an Award pertains and the annual limit on the number of shares of common stock subject to Awards or on the number of shares of common stock which may be used to settle an Award will be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of the Company or similar event effected without the receipt of consideration.

In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in the Company’s capital structure, tender offer or a change in control of the Company, Awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the Stock Plan or any agreement reflecting the terms of an Award. The Company may also use the Stock Plan to assume awards previously granted by the Company or a third party in favor of persons who become eligible to participate under the Stock Plan.

Amendment or Termination

The Stock Plan may be amended or terminated by the Board. No amendment may increase the number of shares available for the grant of incentive stock options, change the classes of persons who can receive incentive stock options, or change in the granting corporation or the shares available for purchase or grant under the Stock Plan without stockholder approval, provided that further stockholder approval will not be required in certain transactions if the Stock Plan is fully described in an agreement or other document, such as a consolidation agreement, reflecting the transaction, and the transaction is approved by the stockholders. No amendment or termination by the Board may adversely affect the rights of a holder of an Award without the holder’s consent.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Stock Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Plan.

Incentive Stock Options

A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options

A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Stock Awards

A recipient will not be taxed upon the grant of a stock Award if such Award is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Code. However, when the shares of common stock that are subject to the stock Award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock Award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of a stock Award, he or she may include the fair market value of the stock subject to the stock Award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Stock Incentives

Generally, a participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance Award (collectively, the “Equity Incentives”). At the time a participant receives payment under any Equity Incentive, generally, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

Withholding Taxes

A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of an Award. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company’s common stock or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the Award.

409A

The Stock Plan is intended to meet requirements for exemptions from coverage, or otherwise avoid triggering adverse tax consequences, under Code Section 409A governing nonqualified deferred compensation. In the event an Award which provides deferred compensation loses eligibility for such exemption, or otherwise triggers such adverse tax consequences, whether by design or by operational failure, such Award will be subject to adverse taxation under Code Section 409A (i.e., the Award and all similar types of deferred compensation will be (i) taxed upon vesting and (ii) subject to both an additional 20% tax and an interest assessment).

The foregoing is only a summary of the effect of federal income taxation upon participants and the Company with respect to the grant and exercise of Awards under the Stock Plan. It does not purport to be complete and does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

Plan Benefits

Our directors and executive officers have an interest in this proposal as they would be eligible to receive equity awards under the Stock Plan. The selection of individuals who will receive awards under the Stock Plan, if the amendment proposal is approved by the shareholders, and the amount of any such awards, is discretionary and determined from time to time by the Committee and is therefore not presently determinable. The number of equity awards granted to each of our named executive officers during the last fiscal year is set forth under “Grants of Plan-Based Awards For Fiscal 2014” and options to purchase a total of approximately 55,000 shares of common stock were granted in fiscal 2014, of which options to purchase approximately 88,875 shares of common stock, or 62% were granted to non-executive employees. The number of equity awards granted in the future may be different from the number granted in fiscal 2014.

Equity Compensation Plan Information
The following table sets forth information as of May 31, 2014, with respect to compensation plans under which equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Per Share Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders	1,041,714		$10.31		428,959
Equity Compensation Plans Not Approved by Security Holders	23,564	(1)	$12.95	(1)	—
Total	1,065,278		$10.37		428,959

(1)	Options issued in 1987 pursuant to an employment contract with a former officer and director of Richardson Electronics, Ltd.

Required Vote and Recommendation

The affirmative vote of the holders of shares representing a majority of the common shares present in person or represented by proxy and entitled to vote will be required to approve Proposal 4. The effect of an abstention is the same as a vote “AGAINST” Proposal 4, and a broker non-vote will have no effect on Proposal 4.

Recommendation

We believe strongly that the approval of the amendment to the Stock Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options and other Awards such as those provided under the Stock Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such Awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above the stockholders are being asked to approve the amendment to the Stock Plan.

Our Board of Directors recommends that stockholders vote “FOR” the approval of an amendment to increase the number of shares issuable under the 2011 Long-Term Incentive Plan.

PROPOSAL 5 - APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

At the Annual Meeting, stockholders will be asked to approve the Amended and Restated Certificate of Incorporation of Richardson Electronics, Ltd that reduces the aggregate number of shares of all classes of stock which the Corporation has the authority to issue to twenty million (20,000,000), consisting of seventeen million (17,000,000) shares of common stock, three million (3,000,000) shares of Class B common stock and no shares of preferred stock.

Because the Company is incorporated in Delaware, it must pay that state an annual franchise tax. The amount of the franchise tax partly depends on the value of the Company’s assets and the number of shares of capital stock it has issued, but it also depends on the total number of shares of capital stock the Company is authorized to issue. In general, the higher the total number of shares of the Company’s authorized capital stock, the higher the franchise tax will be. Accordingly, the Company expects the amendment to result in a reduction in the franchise tax leading to an annual savings for the foreseeable future.

Reducing the Company’s authorized shares of capital stock requires approval of the Amended and Restated Certificate of Incorporation, which must be approved by the Company’s board of directors and adopted by the stockholders. Accordingly, the Company’s board has unanimously approved the Amended and Restated Certificate of Incorporation and recommends it to the stockholders for adoption at the annual meeting. The proposed Restated Certificate of Incorporation is set forth in Annex III in its entirety.

The Company believes that having seventeen million (17,000,000) authorized shares of common stock and three million (3,000,000) authorized shares of Class B common stock will give it sufficient flexibility for corporate purposes for the foreseeable future. Nevertheless, by reason of the reduction, the Company’s board could have less latitude to issue shares of common stock, including in connection with a potential merger or acquisition, stock dividend or future financing. In the event that the Company’s board determines that it would be in the Company’s best interest to issue a number of shares of common stock in excess of the number of then authorized but unissued and unreserved shares, the Company would be required to seek the approval of its stockholders to increase the number of authorized shares. If the Company is not able to obtain the approval of its stockholders for such an increase in a timely fashion, the Company may be unable to take advantage of opportunities that might otherwise be advantageous to it and its stockholders.

Approving the Amended and Restated Certificate of Incorporation would have no effect on the Company’s issued and outstanding common stock or any shares of common stock reserved for future issuance. If the stockholders adopt the Amended and Restated Certificate of Incorporation, it will become effective as soon as the Company files the Amended and Restated Certificate of Incorporation embodying it with the appropriate Delaware authorities, which the Company plans to do as soon as practicable after the Annual Meeting.

Required Vote and Recommendation

Under the General Corporation Law of the State of Delaware, any amendment to our Certificate of Incorporation that would increase or decrease the number of authorized shares of a particular class of our capital stock requires approval by a vote of the holders of the outstanding shares of that class, voting as a separate class (whether or not those shares otherwise are entitled to vote separately under our Certificate of Incorporation, as well as by a majority of the votes entitled to be cast by holders of all of our outstanding stock entitled to vote on the Amended and Restated Certificate of Incorporation. Accordingly, the affirmative vote of the holders of shares representing: (1) a majority of the common shares entitled to vote thereon; (2) a majority of the issued and outstanding shares of common stock, voting as a separate class; and (3) a majority of the issued and outstanding shares of Class B common stock, voting as a separate class, will be required to approve Proposal 5. The effect of an abstention or a broker non-vote is the same as a vote “AGAINST” Proposal 5.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Amended and Restated Certificate of Incorporation.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2015 Annual Meeting must be received by the Company by April 30, 2015. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission. It is suggested that the proposal be submitted by certified mail, return receipt requested. Stockholders who intend to present a proposal at the 2015 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than July 14, 2015. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Annual Report

Our Annual Report on Form 10-K for the 2014 fiscal year accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

A copy of the 2014 Form 10-K report as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to stockholders without charge upon written request to: Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2014 Form 10-K is also available through the Securities and Exchange Commission’s Internet web site (www.sec.gov).

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of either the notice of Internet availability of the proxy statement or of this proxy statement and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you call or write us at: Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Secretary; telephone (630) 208-2200.

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who may be deemed to own beneficially more than 10 percent of our stock to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2014, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10 percent beneficial owners were complied with on a timely basis.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all directors, officers and employees, including the Chief Executive Officer and Chief Financial Officer. A current copy of the code is posted on our website, which is located at www.rell.com under “Investor Relations” and may be obtained without charge from our Legal Department, Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Our policies and practices include ethical and legal standards which must be followed by employees in conducting our business. Compliance with laws and regulations is specifically required. Every employee has the right and duty to report to the Company, to the extent not contrary to local law, any conduct which does not conform to these ethical and legal standards. We established the Richardson Hot Line to receive reports of possible wrongdoing and to answer questions about business conduct. Calls go directly to our Internal Audit Representative, or Audit Committee Representative.

Also, employees may report violations directly to appropriate government officials. Hotline posters explaining the procedure for making and handling Hot Line/Open Line calls are posted in our facilities and on our intranet for all employees to review. Employees at any level can call directly when they have a business conduct issue, without fear of reprisal.

Stockholder Communications

Stockholders may communicate with our Board of Directors by writing to Richardson Electronics, Ltd., Board of Directors, 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

Other Matters before the Annual Meeting

As of the date of this proxy statement, we know of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

ANNEX I
AMENDMENT ONE TO THE
RICHARDSON ELECTRONICS, LTD
2011 LONG-TERM INCENTIVE PLAN

The Board of Directors of RICHARDSON ELECTRONICS, LTD., a Delaware corporation, does hereby certify the amendment of the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (the “Plan”), effective July 22, 2014, subject to stockholders' approval, as follows:

1.	Section 2.2 of the Plan is deleted in its entirety and replaced with the following:
Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, one million five hundred thousand (1,500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Options and Stock Appreciation Rights awarded shall reduce the Maximum Plan Shares available for Awards by one share for every one share subject to such Award. Full value awards (all Awards other than Options and Stock Appreciation Rights) settled in shares of Stock shall reduce the Maximum Plan Shares available for Awards by two shares for every one share awarded. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) will again be available for purposes of the Plan.

Annex II
RICHARDSON ELECTRONICS, LTD
2011 LONG-TERM INCENTIVE PLAN
SECTION I. DEFINITIONS
1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:
(a) “Affiliate” means:
(1) Any Subsidiary or Parent;
(2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or
(3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.
(b) “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.
(c) “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.
(d) “Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards,
(e) “Board of Directors” means the board of directors of the Company.
(f) “Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.
(g) “Code” means the Internal Revenue Code of 1986, as amended.
(h) “Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Compensation Committee pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.
(i) “Company” means Richardson Electronics, Ltd, a Delaware corporation.
(j) “Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.
(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(l) “Exercise Price” means the exercise price per share of Stock purchasable under an Option.
(m) “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:
(1) if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2) if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or on the trading day immediately preceding such date, as reported by such exchange or system; or
(3) if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.
Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.
(n) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.
(o) “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.
(p) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.
(q) “Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.
(r) “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).
(s) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.
(t) “Participant” means an individual who receives an Award hereunder.
(u) “Performance Goals” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:
(i)    earnings per share;
(ii)    book value per share;
(iii)    operating cash flow;
(iv)    free cash flow:
(v)    cash flow return on investments;
(vi)    cash available;
(vii)    net income (before or after taxes);
(viii)    revenue or revenue growth;
(ix)    total shareholder return;
(x)    return on invested capital;
(xi)    return on shareholder equity;

(xii)    return on assets;
(xiii)    return on common book equity;
(xiv)    market share;
(xv)    economic value added;
(xvi)    operating margin;
(xvii)    profit margin;
(xviii)    stock price;
(xix)    operating income;
(xx)    EBIT or EBITDA;
(xxi)    expenses or operating expenses;
(xxii)    productivity of employees as measured by revenues, costs, or earnings per employee;
(xxiii)    working capital;
(xxiv)    improvements in capital structure;
(xxv)    cost reduction goals; or
(xxvi)    any combination of the foregoing.
The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.
(v) “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.
(w) “Plan” means the Richardson Electronics 2011 Long-Term Incentive Plan.
(x) “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:
(1) in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or
(2) in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date will is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or
(3) in any case, as may otherwise be permitted under Code Section 409A.

(y) “Stock” means the Company’s common stock.
(z) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.
(aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.
(bb) “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.
SECTION 2 THE LONG-TERM INCENTIVE PLAN
2.1 Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.
2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, seven hundred fifty thousand (750,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Options and Stock Appreciation Rights awarded shall reduce the Maximum Plan Shares available for Awards by one share for every one share subject to such Award. Full value awards (all Awards other than Options and Stock Appreciation Rights) settled in shares of Stock shall reduce the Maximum Plan Shares available for Awards by two shares for every one share awarded. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) will again be available for purposes of the Plan.
2.3 Administration of the Plan.
(a) The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.
(b) Notwithstanding any other provision of this Plan, the Committee may by resolution authorize one or more officers of the Company to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the number of shares of Stock subject to such Awards; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Awards.
2.4 Eligibility and Limits. Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock

Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee may not exceed two hundred thousand (200,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed Two Million Dollars ($2,000,000). If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.
SECTION 3 TERMS OF AWARDS
3.1 Terms and Conditions of All Awards.
(a) The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.
(b) Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).
(c) The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.
(d) Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.
(e) Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.
(f) After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.
3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.
(a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.
(b) Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.
(c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:
(i) by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;
(ii) in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or
(iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.
Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.
(d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.
(e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.
(f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.
(g) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.
(h) No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.
3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.
(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.
(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.
(c) No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.
3.4 Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee or (iii) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.
(a) Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.
(b) Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.
3.5 Terms and Conditions of Cash Performance Awards. A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.
(a) Payment. Payment in respect of Cash Performance Awards shall be made by the Company in cash.
(b) Conditions to Payment. Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.
3.6 Treatment of Awards on Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.
SECTION 4 RESTRICTIONS ON STOCK
4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.
4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.
SECTION 5 GENERAL PROVISIONS
5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.
5.2 Changes in Capitalization; Merger; Liquidation.
(a) The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).
(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.
(c) Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.
(d) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.
5.3 Awards to Non-U.S. Employees. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the United States of America shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.
5.4 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.5 Compliance with Code.
(a) Code Section 422. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.
(b) Code Section 409A. Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.
5.6 Right to Terminate Employment or Service. Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.
5.7 Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.
5.8 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale, including without limitation a right of first refusal, as the Company, in its discretion, shall deem appropriate.
5.9 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.
5.10 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that , except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.
5.11 Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.
5.12 Choice of Law. The laws of the State of Illinois shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.13 Effective Date of Plan. The Plan shall become effective as of the date the Plan was approved by the Board of Directors, regardless of the date the Plan is signed.
IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of
July 19, 2011.

RICHARDSON ELECTRONICS, LTD

Annex III

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RICHARDSON ELECTRONICS, LTD.

Richardson Electronics, Ltd., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), hereby certifies that:

A. The name of the Corporation is Richardson Electronics, Ltd. The Corporation was originally incorporated under the name Delaware Richardson Electronics, Ltd. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 11, 1986.

B. This Amended and Restated Certificate of Incorporation, which amends and restates the Corporation's original Certificate of Incorporation, has been duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware ( the "DGCL").

C. The text of the original Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is:

RICHARDSON ELECTRONICS, LTD.

SECOND: The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and the name of the registered agent of the Corporation at that address is United States Corporation Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares, seventeen million (17,000,000) shares shall be Common Stock, par value $.05 per share, and three million (3,000,000) shares shall be Class B Common Stock, par value $.05 per share.

The following is a statement of the voting powers, full or limited, or no voting powers, and such designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

A.	COMMON STOCK

1.	VOTING RIGHTS.

Each share of Common Stock shall have one (1) vote and the holders thereof shall have the right to vote (but not as a separate class except to the extent required by law or provided by this Certificate of Incorporation) on all matters subject to vote at any meeting of the stockholders of the Corporation.

2.	DIVIDENDS.

The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board, provided, however, that:

a)No cash dividend shall be declared or paid on the Common Stock unless a cash dividend equal to 90% of the cash dividend on the Common Stock is simultaneously declared and paid on the Class B Common Stock; and that

b)Other than cash dividends under (a) above, no other distribution of assets, property, rights to subscribe or evidence of indebtedness shall be declared or paid on the Common Stock unless a distribution in like kind and equal per share amount is simultaneously declared and paid on the Class B Common Stock; and that

c)Stock dividends declared on the Common Stock shall be payable solely in shares of Common Stock. No stock dividend shall be declared or paid on the Common Stock unless a stock dividend payable in shares of Class B Common Stock, proportionately on a per share basis, is simultaneously declared and paid on the Class B Common Stock.

3.	PURCHASES.

Subject to any applicable provisions of this Article FOURTH, the Corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

4.	SUBDIVISION OR COMBINATION OF COMMON STOCK.

The shares of Common Stock shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Class B Common Stock are proportionately on a per share basis so subdivided or combined.

5.	LIQUIDATION.

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to share ratably with the holders of the Class B Common Stock as a single class in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders, that is, an equal amount of such assets for each share of Common Stock and Class B Common Stock. A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding-up of the corporation as those terms are used in this paragraph 5.

B.	CLASS B COMMON STOCK

1.	VOTING RIGHTS.

Each share of Class B Common Stock shall have ten (10) votes and the holders thereof shall have the right to vote (but not as a separate class except to the extent required by law or provided by this Certificate of Incorporation) on all matters subject to vote at any meeting of the stockholders of the Corporation.

2.	DIVIDENDS.

The holders of the Class B Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board, provided, however, that:

(a)No cash dividend shall be declared or paid on the Class B Common Stock unless a cash dividend is simultaneously declared and paid on the Common Stock in an amount so that the cash dividend on the Class B Common Stock is 90% of the cash dividend on the Common Stock; and that

(b)Other than cash dividends under (a) above, no other distribution of assets, property, rights to subscribe or evidence of indebtedness shall be declared or paid on the Class B Common Stock unless a cash dividend or such other distribution in like kind and equal per share amount is simultaneously declared and paid on the Common Stock; and that

(c)Stock dividends declared on the Class B Common Stock shall be payable solely in shares of Class B Common Stock. No stock dividend shall be declared or paid on the Class B Common Stock unless a stock dividend payable in shares of Common Stock, proportionately on a per share basis, is simultaneously declared and paid on the Common Stock.

3.	TRANSFER.

(a)    No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock (or any interest therein), whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee. A Permitted Transferee shall mean with respect to each person from time to time shown as the record holder of shares of Class B Common Stock:

(i)In the case of a Class B Holder who is a natural person and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, "Permitted Transferee" means (a) the spouse of such Class B Holder, (b) a lineal descendant of a grandparent of such Class B Holder or a spouse of any such lineal descendant, (c) the guardian or conservator of a Class B Holder who has been adjudged disabled by a court of competent jurisdiction, (d) the executor or administrator of the estate of a deceased Class B Holder, (e) a trustee of a trust (including a voting trust) for the sole benefit of one or more Class B Holders, other lineal descendants of a grandparent of such Class B Holder, the spouses of such Class B Holder, the spouses of such other lineal descendants or an organization, contributions to which are deductible for federal income, estate, or gift tax purposes (hereinafter called a "Charitable Organization"), and for the benefit of no other person, provided that such trust may grant a general or special power of appointment to the spouse of such Class B Holder, any lineal descendant of such Class B Holder or the spouse of any such lineal descendant, and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class B Holder payable by reason of the death of such Class B Holder and provided that such trust prohibits transfer of shares of Class B Common Stock to persons other than Permitted Transferees, as defined in clause (ii) below, (f) a Charitable Organization established by such Class B Holder, such Class B Holder's spouse, a lineal descendant of a grandparent of such Class B Holder, a spouse of any such lineal descendant, the Corporation, (g) a corporation all the outstanding capital stock of which is owned by, or a partnership all the partnership interests in which are owned by, directly or indirectly, one or more of such Class B Holders, other lineal descendants of a grandparent of such Class B Holder or a spouse of any such lineal descendant, the spouse of such Class B Holder, the trustee of a trust determined pursuant to subclause (i) or the trustee of a Transferor Trust determined pursuant to clause (iii) below, provided that if any share of capital stock of such a corporation (or of any survivor of a merger or consolidation of such ·a corporation), or any partnership interest in such a partnership (or any successor of such partnership), is acquired by any person who is not within such class of persons, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further act to be converted into shares of Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock, and (h) an employee stock ownership plan relating to the Corporation described in Section 4975(c)(7) of the Internal Revenue Code of 1954, as amended, or any successor or substitute provision thereto.

(ii)In the case of a Class B Holder holding the shares of Class B Common Stock subject to said proposed transfer as trustee pursuant to a trust other than a trust described in clause (iii) below, "Permitted Transferee" means (a) any successor trustee or trustees of such trusts; (b) the person who established such trust; and (c) a Permitted Transferee of the person who established such trust determined pursuant to clause (i) above.

(iii)In the case of a Class B Holder holding the shares of Class B Common Stock subject to said proposed transfer as trustee pursuant to a trust, (a "Transferor Trust"), which was irrevocable on the Record Date, "Permitted Transferee" means (a) any successor trustee or trustees of such Transferor Trust, (b) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, (c) any lineal descendant of a grandparent of either the creator of such Transferor Trust or the spouse of such creator and the spouse of any such lineal descendant, or (d) the trustee of another trust which was irrevocable on the Record Date and to which Class B Common Stock was also first issued by the Corporation (a "Transferee Trust"), provided that either the creator of the Transferor Trust or the spouse of such creator shares a common grandparent with the creator of the Transferee Trust or the spouse of the creator of such Transferee Trust.

(iv)In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Common Stock in question on the Record Date, "Permitted Transferee" means (a) any person who was, on the Record Date, a partner of such partnership, or stockholder of such corporation, any person transferring such shares of Class B Common Stock to such corporation or partnership, and (c) any Permitted Transferee of any such person, partner, or stockholder referred to in subclauses (a) and (b) or this clause (iv), determined under clause (i), (ii) or (iii)

above.

(v)In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (iv) above) holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means (a) any person transferring such shares of Class B Common Stock to such corporation or partnership, (b) if acquired from a partnership or corporation described in clause (iv) above, any person who was, on the Record Date, a partner of such partnership or stockholder of such corporation, and (c) any Permitted Transferee of any such transferor determined under clauses (i), (ii) or (iii) above.

(vi)In the case of a Class B Holder who is the executor or administrator of the estate of a deceased Class B Holder, guardian or conservator of the estate of a disabled Class B Holder or who is a trustee or receiver of the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, disabled, bankrupt or insolvent Class B Holder, as the case may be, was the record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, "Permitted Transferee" means a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Class B Holder as determined pursuant to clauses (i), (iv), or (v) above, as the case may be.

(vii)In the case of a Class B Holder which is an employee benefit plan of the corporation, "Permitted Transferee" means the participant in such plan in whose account shares of Class B Common Stock are held in such plan or a Permitted Transferee of such participant determined pursuant to clause (i) above,

(viii)In the case of a Class B Holder which is a Charitable Organization described in subclause (f) of clause (i) above and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, "Permitted Transferee" means any lineal descendant of a grandparent of the creator of such Charitable Organization or such creator's spouse.

(b)Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock pursuant to the provisions of paragraph 4, as the pledgee may elect.

(c)For purposes of this paragraph 3:

(i)The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

(ii)Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

(iii)A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

(iv)    Unless otherwise specified, the term "person" means both natural persons and legal entities.

(v)     The Record Date is the latest date for determining the persons to whom the share of Class B Common Stock in question is first issuable by the Corporation.

(d)Any purported transfer of shares of Class B Common Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Common Stock into shares of Common Stock. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

(e)Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in a "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common

Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note or set forth on the certificates for shares of Class B Common Stock the provisions set forth in this paragraph 3 and in paragraph 4 below.

4.	CONVERSION OF SHARES OF CLASS B COMMON STOCK INTO SHARES OF COMMON STOCK.

a)CONVERSION OF ALL CLASS B COMMON STOCK. At any time after the original issuance of Class B Common Stock by the Corporation when the number of outstanding shares of Class B Common Stock as reflected on the stock transfer books of the Corporation falls below 10% of the aggregate number of then issued and outstanding shares of Common Stock, and Class B Common Stock, then, immediately upon the occurrence of such event, the outstanding shares of Class B Common Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

b)CONVERSION UPON UNPERMITTED TRANSFER. In the event a holder of shares of Class B Common Stock sells, assigns, transfers, pledges or otherwise disposes of such shares contrary to the provisions of paragraph 3 above, then such sale, assignment, transfer, pledge or other disposition shall be deemed (i) an election by the holder thereof first to convert such shares of Class B Common Stock into shares of Common Stock on a share-for-share basis, and (ii) a sale, assignment, transfer, pledge or other disposition of such shares of Common Stock. Such conversion shall be deemed effective as of the time of such sale, assignment, transfer, pledge or other disposition. Upon presentation to the Corporation's transfer agent of the certificate or certificates representing an equal number of shares of Common Stock shall be issued in the name of the transferee or pledgee.

c)CONVERSION AT OPTION OF HOLDER. Subject to the terms and conditions of this subparagraph (c), each share of the Class B Common Stock shall be convertible at any time or from time to time, at the option of the respective holder. thereof, at the office of any transfer agent for Class B Common Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued and in arrears on Class B Common Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class B Common Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Common Stock in accordance with the terms of this subparagraph (c), and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Common Stock and the Corporation, whereby the holder of such Class B Common Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Common Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Subject to the provisions of clause (ii) of subparagraph (d), such conversion shall be deemed to have been made as of the date of such surrender of the Class B Common Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. In case any certificate for shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate which are not being converted.

d)GENERAL. (i) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance.

However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

(ii)     The Corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the conversion had been made on the date such Class B Common Stock was surrendered.
(iii)     The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations with respect to the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will use reasonable efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issue, be fully paid and nonassessable.

(iv)     In case of any consolidation or merger of the Corporation as a result of which the holders of Common Stock shall be entitled to receive stock, other securities or other property with respect to or in exchange for Common Stock or in case of any sale or conveyance of all or substantially all the property or business of the Corporation as an entirety, a holder of a share of Class B Common Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Common Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

5.	PURCHASES.

Subject to any applicable provisions of this Article FOURTH, the Corporation may at any time or from time to time purchase or otherwise acquire shares of its Class B Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

6.	SUBDIVISION OR COMBINATION OF CLASS B COMMON STOCK.

The shares of Class B Common Stock shall not be subdivided by a stock split, reclassified or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Common Stock are proportionately on a per share basis so subdivided or combined.

7.	LIQUIDATION.

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to share ratably with the holders of the Common Stock as a single class in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders, that is, an equal amount of such assets for each share of Common Stock and Class B Common Stock. A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding-up of the Corporation as those terms are used in this paragraph 7.

8.	LIMITATION ON ISSUANCE.

Following the initial issuance of shares of Class B Common Stock in connection with the merger of Richardson Electronics, Ltd., an Illinois corporation ("REL"), into this Corporation, such shares shall be issued by the Corporation only (a) in payment of a stock dividend on then outstanding shares of Class B Common Stock as provided in subparagraph (b) of paragraph 2 above; (b) in connection with a stock split, reclassification or other subdivision of then outstanding shares of Class B Common Stock as provided in paragraph 6 above; and (c) upon exercise of stock options granted to employees outstanding immediately after the aforesaid merger of REL into this Corporation, unless such further issuance shall have been approved by holders of a majority of the voting power of the shares of Common Stock and Class B Common Stock, each voting separately as a class.

9.	STATUS OF REACQUIRED SHARES.

Shares of Class B Common Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the General Corporation Law of Delaware, may be reissued subject to the protective conditions or restrictions of paragraph 8 above.

10.	GENERAL.

The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it, in its sole discretion, deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

FIFTH: All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of such powers or the powers conferred by statute, the Board of Directors shall have the power to adopt, amend or repeal from time to time by-laws of the Corporation, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

SIXTH: The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify, advance payment of expenses on behalf of and purchase and maintain insurance against liability on behalf of all persons for whom it may take each such respective action pursuant to such Section.

SEVENTH: No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

EIGHTH: The Corporation is to have perpetual existence.

NINTH: Election of Directors need not be by written ballot except as may be provided in the by-laws of the Corporation from time-to-time.

TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein are subject to this reserved power.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on October 07, 2014
Meeting Information
RICHARDSON ELECTRONICS, LTD.	Meeting Type: Annual Meeting
For holders as of: August 14, 2014
	Date: October 07, 2014	Time: 2:00 PM CDT
Location: Corporate Headquarters
40W 267 Keslinger Road
LaFox, Illinois 60147
You are receiving this communication because you hold shares in the above named company.
C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

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Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. Form 10-K
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Voting Items
The Board of Directors recommends you vote
FOR the following:

1. Election of Directors
Nominees
01 Edward J. Richardson    02 Scott Hodes    03 Paul J. Plante    04 Jacques Belin    05 James Benham
06 Kenneth Halverson

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2015.

3. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers.

4. To approve an amendment to the 2011 Long-Term Incentive Plan.

5. To approve the Amended and Restated Certificate of Incorporation.

NOTE: In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.
0000217787_4 R1.0.0.51160

See the reverse side of this notice to obtain proxy materials and voting instructions.

VOTE BY INTERNET - www.proxyvote.com
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C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

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VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:						KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.						DETACH AND RETURN THIS PORTION ONLY
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1. Election of Directors Nominees
01 Edward J. Richardson	02 Scott Hodes	03 Paul J. Plante		04 Jacques Belin		05 James Benham
06 Kenneth Halverson

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.						For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2015.						☐	☐	☐

3. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers.						☐	☐	☐

4. To approve an amendment to the 2011 Long-Term Incentive Plan.						☐	☐	☐

5. To approve the Amended and Restated Certificate of Incorporation.						☐	☐	☐

NOTE: In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

RICHARDSON ELECTRONICS, LTD.
Annual Meeting of Stockholders
October 7, 2014 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Edward J. Richardson and Kathleen S. Dvorak as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned at the close of business on August 14, 2014 at the Annual Meeting of Stockholders to be held on October 7, 2014 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side